SCHEDULE 14A INFORMATION
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Total System Services, Inc.

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Philip W. Tomlinson
Chairman of the Board and
Chief Executive Officer
March 23, 2007

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders at 10:00 a.m. on Tuesday, April 24, 2007, at the TSYS Riverfront Campus Auditorium, 1600 First Avenue, Columbus, Georgia. Enclosed with this Proxy Statement are your proxy card and the 2006 Annual Report.

We hope that you will be able to be with us and let us give you a review of 2006. If you are unable to attend the meeting, you can listen to it live and view the slide presentation over the Internet. You can access the meeting by going to our website at www.tsys.com. Additionally, we will maintain copies of the slides and audio of the presentation to the 2007 Annual Meeting on the website for reference after the meeting.

Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. To make sure your shares are represented, we urge you to vote promptly.

Thank you for helping us make 2006 a good year. We look forward to your continued support in 2007.

Sincerely yours,

Philip W. Tomlinson

Total System Services, Inc.	•	Post Office Box 2506	•	Columbus, Georgia 31902-2506

TOTAL SYSTEM SERVICES, INC.®

NOTICE OF THE 2007 ANNUAL MEETING OF SHAREHOLDERS

TIME	10:00 a.m. Tuesday, April 24, 2007

PLACE	TSYS Riverfront Campus Auditorium 1600 First Avenue Columbus, Georgia 31901

ITEMS OF BUSINESS	(1) To elect eight directors to serve until the 2010 Annual Meeting of Shareholders.

(2) To approve the Total System Services, Inc. 2007 Omnibus Plan.

(3) To approve the Synovus Financial Corp. 2007 Omnibus Plan (TSYS is an 81.1% owned subsidiary of Synovus).

(4) To ratify the appointment of KPMG LLP as TSYS’ independent auditor for the year 2007.

(5) To transact such other business as may properly come before the meeting and any adjournment thereof.

WHO MAY VOTE	You can vote if you were a shareholder of record on February 20, 2007.

ANNUAL REPORT	A copy of the Annual Report is enclosed.

PROXY VOTING	Your vote is important. Please vote in one of these ways:

(1) Use the toll-free telephone number shown on the proxy card;

(2) Visit the website listed on your proxy card;

(3) Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided; or

(4) Submit a ballot at the Annual Meeting.

G. Sanders Griffith, III
Secretary

Columbus, Georgia
March 23, 2007

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY.

PROXY STATEMENT
VOTING INFORMATION

Purpose

This Proxy Statement and the accompanying proxy card are being mailed to TSYS shareholders beginning on or about March 23, 2007. The TSYS Board of Directors is soliciting proxies to be used at the 2007 Annual Meeting of TSYS Shareholders which will be held on April 24, 2007, at 10:00 a.m., at the TSYS Riverfront Campus Auditorium, 1600 First Avenue, Columbus, Georgia. Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting of Shareholders or any adjournment of that meeting.

Who Can Vote

You are entitled to vote if you were a shareholder of record of TSYS stock as of the close of business on February 20, 2007. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

Quorum and Shares Outstanding

A majority of the outstanding shares of TSYS stock must be present, either in person or represented by proxy, in order to conduct the Annual Meeting of TSYS Shareholders. On February 20, 2007, 197,382,904 shares of TSYS stock were outstanding.

Columbus Bank and Trust Company

Columbus Bank and Trust Company®(“CB&T”) owned individually 159,630,980 shares, or 81.1%, of the outstanding shares of TSYS stock on February 20, 2007. CB&T® is a wholly owned banking subsidiary of Synovus Financial Corp.®, a diversified financial services company.

Proxy Card

The Board has designated two individuals to serve as proxies to vote the shares represented by proxies at the Annual Meeting of Shareholders. If you properly submit a proxy card but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies: (1) FOR the election of all of the director nominees; (2) FOR the approval of the Total System Services, Inc. 2007 Omnibus Plan; (3) FOR the approval of the Synovus Financial Corp. 2007 Omnibus Plan; and (4) FOR the ratification of the appointment of KPMG LLP as TSYS’ independent auditor for the year 2007. The designated proxies will vote in their discretion on any other matter that may properly come before the meeting. At the date the Proxy Statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

Voting of Shares

Each share of TSYS stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented in person or by valid proxies received by phone, Internet or mail will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

TSYS Dividend Reinvestment and Direct Stock Purchase Plan:  If you participate in this Plan, your proxy card represents shares held in the Plan, as well as shares you hold in certificate form registered in the same name.

Required Votes

Directors are elected by a plurality of the votes cast, which means the eight nominees who receive the largest number of properly executed votes will be elected as directors. Each share of TSYS stock is entitled to one vote for each of eight director nominees. Shares that are represented by proxies which are marked “withhold authority” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

The affirmative vote of a majority of the votes cast is needed to approve the Total System Services, Inc. 2007 Omnibus Plan and the Synovus Financial Corp. 2007 Omnibus Plan and to ratify the appointment of KPMG LLP as TSYS’ independent auditor for 2007.

CB&T, the beneficial owner of 81.1% of the outstanding shares of TSYS stock, has indicated that it intends to vote FOR all proposals.

Tabulation of Votes

Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (a “broker non-vote”). In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters and, therefore, will have no effect on the vote with respect to any proposal.

How You Can Vote

You may vote by proxy or in person at the meeting. To vote by proxy, you may select one of the following options:

Vote By Telephone:

You can vote your shares by telephone by calling the toll-free telephone number (at no cost to you) shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card.

Vote By Internet:

You can also choose to vote on the Internet. The website for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card.

Vote By Mail:

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Revocation of Proxy

If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. You may do this by (a) signing another proxy card with a later date and returning it to us prior to the meeting, (b) voting again by telephone or on the Internet prior to the meeting, or (c) attending the meeting in person and casting a ballot.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Philosophy

The business affairs of TSYS are managed under the direction of the Board of Directors in accordance with the Georgia Business Corporation Code, as implemented by TSYS’ Articles of Incorporation and bylaws. The role of the Board of Directors is to effectively govern the affairs of TSYS for the benefit of its shareholders and other constituencies. The Board strives to ensure the success and continuity of business through the election of qualified management. It is also responsible for ensuring that TSYS’ activities are conducted in a responsible and ethical manner. TSYS is committed to having sound corporate governance principles.

Independence

The listing standards of the New York Stock Exchange provide that a director does not qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with TSYS. The Board has established categorical standards of independence to assist it in determining director independence which conform to the independence requirements in the NYSE listing standards. The categorical standards of independence are incorporated within our Corporate Governance Guidelines, are attached to this Proxy Statement as Appendix A and are also available in the Corporate Governance section of our website at www.tsys.com/ir/governance.

The Board has determined that a majority of its members are independent as defined by the listing standards of the NYSE and meet the categorical standards of independence set by the Board. TSYS’ Board has determined that the following directors are independent: Richard Y. Bradley, Kriss Cloninger III, G. Wayne Clough, Walter W. Driver, Jr., Sidney E. Harris, John P. Illges, III (who retired as a director in 2006), Mason H. Lampton, W. Walter Miller, Jr., H. Lynn Page, John T. Turner and Rebecca K. Yarbrough. Please see “Certain Relationships and Related Transactions” on page 42 which includes information with respect to immaterial relationships between TSYS and its independent directors. This information was considered by the Board in determining a director’s independence from TSYS under TSYS’ categorical standards of independence and NYSE listing standards.

Although TSYS is a “controlled” company under the rules of the NYSE as a result of its 81.1% ownership by Synovus and CB&T, and as such is entitled to an exemption from the independence requirements for its Board and its Corporate Governance and Nominating Committee and Compensation Committee, TSYS is not currently taking advantage of this exemption.

Attendance at Meetings

The Board of Directors held five meetings in 2006. All directors attended at least 75% of Board and committee meetings held during their tenure during 2006 except G. Wayne Clough. The average attendance by directors at the aggregate number of Board and committee meetings they were scheduled to attend was 95%. Although TSYS has no formal policy with respect to Board members’ attendance at its annual meetings, it is customary for all Board members to attend as there is a Board meeting immediately preceding the annual meeting. All of TSYS’ directors who were serving at the time attended the 2006 Annual Meeting of Shareholders.

Committees of the Board

TSYS’ Board of Directors has four principal standing committees — an Executive Committee, an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation Committee. Each committee has a written charter adopted by the Board of Directors that complies with the listing standards of the NYSE pertaining to corporate governance. Copies of the committee charters are available in the Corporate Governance section of our website at www.tsys.com/ir/governance. The Board has determined that each member of the Audit, Corporate Governance and Nominating and Compensation

Committees is an independent director as defined by the listing standards of the NYSE and our Corporate Governance Guidelines. The following table shows the membership of the various committees.

Corporate Governance
Executive	Audit	and Nominating	Compensation

James H. Blanchard, Chair Richard Y. Bradley G. Wayne Clough Mason H. Lampton H. Lynn Page Philip W. Tomlinson M. Troy Woods	H. Lynn Page, Chair Kriss Cloninger III Sidney E. Harris John T. Turner	Richard Y. Bradley, Chair W. Walter Miller, Jr. Rebecca K. Yarbrough	Mason H. Lampton, Chair G. Wayne Clough Walter W. Driver, Jr.

Executive Committee.  TSYS’ Executive Committee held four meetings in 2006. During the intervals between meetings of TSYS’ Board of Directors, TSYS’ Executive Committee possesses and may exercise any and all of the powers of TSYS’ Board of Directors in the management and direction of the business and affairs of TSYS with respect to which specific direction has not been previously given by TSYS’ Board of Directors unless Board action is required by TSYS’ governing documents, law or rule.

Audit Committee.  TSYS’ Audit Committee held nine meetings in 2006. Its Report is on page 25. The Board has determined that all four members of the Committee are independent and financially literate under the rules of the NYSE and that at least one member, H. Lynn Page, is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The primary functions of TSYS’ Audit Committee include:

•	Monitoring the integrity of TSYS’ financial statements, TSYS’ systems of internal controls and TSYS’ compliance with regulatory and legal requirements;

•	Monitoring the independence, qualifications and performance of TSYS’ independent auditor and internal auditing activities; and

•	Providing an avenue of communication among the independent auditor, management, internal audit and the Board of Directors.

Corporate Governance and Nominating Committee.  TSYS’ Corporate Governance and Nominating Committee held four meetings in 2006. The primary functions of TSYS’ Corporate Governance and Nominating Committee include:

•	Identifying qualified individuals to become Board members;

•	Recommending to the Board the director nominees for each annual meeting of shareholders and director nominees to be elected by the Board to fill interim director vacancies;

•	Overseeing the annual review and evaluation of the performance of the Board and its committees; and

•	Developing and recommending to the Board corporate governance guidelines.

Compensation Committee.  TSYS’ Compensation Committee held six meetings in 2006. Its Report is on page 35. The primary functions of TSYS’ Compensation Committee include:

•	Designing and overseeing TSYS’ executive compensation program;

•	Designing and overseeing all compensation and benefit programs in which employees and officers of TSYS are eligible to participate; and

•	Performing an annual evaluation of the Chief Executive Officer.

The Compensation Committee’s charter reflects these responsibilities, and allows the Committee to delegate any matters within its authority to individuals or subcommittees it deems appropriate. In addition, the Committee has the authority under its charter to retain outside advisors to assist the Committee in the performance of its duties. In July 2005, the Committee retained the services of Hewitt Associates for 2005 and 2006 to:

•	Provide ongoing recommendations regarding executive compensation consistent with TSYS’ business needs, pay philosophy, market trends and latest legal and regulatory considerations;

•	Provide market data for base salary, short-term incentive and long-term incentive decisions; and

•	Advise the Committee as to best practices.

Hewitt was engaged directly by the Committee, although the Committee also directed that Hewitt continue to work with TSYS management. TSYS’ Group Executive of Administrative Services and his staff develop executive compensation recommendations for the Committee’s consideration in conjunction with TSYS’ Chief Executive Officer and with the advice of Hewitt Associates. In addition, Synovus’ Director of Human Resources provides advice with respect to equity awards of Synovus made to TSYS executives (such awards are granted by the Synovus Compensation Committee based upon the recommendation of the TSYS Compensation Committee).

TSYS’ Group Executive of Administrative Services works with the Chairman of the Committee to establish the agenda for Committee meetings. TSYS management also prepares background information for each Committee meeting. TSYS’ Group Executive of Administrative Services and Synovus’ Director of Human Resources attend all Committee meetings, while TSYS’ Chief Executive Officer attends some Committee meetings, such as the Committee meeting in which his performance is reviewed with the Committee or other meetings upon the request of the Committee. TSYS’ Chief Executive Officer and Group Executive of Administrative Services and Synovus’ Director of Human Resources do not have authority to vote on Committee matters. An executive compensation consultant with Hewitt Associates also attends some Committee meetings upon the request of the Committee.

Compensation Committee Interlocks and Insider Participation.  Messrs. Lampton, Clough and Driver served on the Compensation Committee during 2006. None of these individuals is or has been an officer or employee of TSYS.

Consideration of Director Candidates

Shareholder Candidates.  The Corporate Governance and Nominating Committee will consider candidates for nomination as a director submitted by shareholders. Although the Committee does not have a separate policy that addresses the consideration of director candidates recommended by shareholders, the Board does not believe that such a separate policy is necessary as TSYS’ bylaws permit shareholders to nominate candidates and as one of the duties set forth in the Corporate Governance and Nominating Committee charter is to review and consider director candidates submitted by shareholders. The Committee will evaluate individuals recommended by shareholders for nomination as directors according to the criteria discussed below and in accordance with TSYS’ bylaws and the procedures described under “Shareholder Proposals and Nominations” on page 47.

Director Qualifications.  TSYS’ Corporate Governance Guidelines contain Board membership criteria considered by the Corporate Governance and Nominating Committee in recommending nominees for a position on TSYS’ Board. The Committee believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of TSYS, be free from conflicts of interest with TSYS, must not have reached the retirement age for TSYS directors and be willing to make, and financially capable of making, the required investment in TSYS’ stock pursuant to TSYS’ Director Stock Ownership Guidelines. The Committee also considers the following criteria when reviewing a director candidate:

•	The extent of the director’s/potential director’s business acumen and experience;

•	Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background and experience, including with respect to age, gender, race, place of residence and specialized experience;

•	Whether the director/potential director meets the independence requirements of the listing standards of the NYSE;

•	Whether the director/potential director would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE;

•	Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to TSYS’ current or future business, will add specific value as a Board member; and

•	Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

Identifying and Evaluating Nominees

The Corporate Governance and Nominating Committee has two primary methods for identifying director candidates (other than those proposed by TSYS’ shareholders, as discussed above). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources including members of the Board, TSYS executives and individuals personally known to the members of the Board. Second, the Committee is authorized to use its authority under its charter to retain at TSYS’ expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).

The Committee will consider all director candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. The director candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. If based on the Committee’s initial evaluation a director candidate continues to be of interest to the Committee, the Chair of the Committee will interview the candidate and communicate his evaluation to the other Committee members and executive management. Additional interviews are conducted, if necessary, and ultimately the Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

One nominee for election as a director, Richard E. Anthony, has not previously been elected by the shareholders of TSYS. Mr. Anthony was recommended to the Committee for consideration as a director nominee by an executive officer (other than the chief executive officer) of TSYS.

Meetings of Non-Management and Independent Directors

The non-management directors of TSYS meet separately at least four times a year after each regularly scheduled meeting of the Board of Directors. TSYS’ independent directors meet at least once a year. G. Wayne Clough, TSYS’ Lead Director, presides at the meetings of non-management and independent directors.

Communicating with the Board

TSYS’ Board provides a process for shareholders and other interested parties to communicate with one or more members of the Board, including the Lead Director, or the non-management or independent directors as a group. Shareholders and other interested parties may communicate with the Board by writing the Board of Directors, Total System Services, Inc., c/o General Counsel’s Office, 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901 or by calling (800)240-1242. These procedures are also available in the Corporate Governance section of our website at www.tsys.com/ir/governance. TSYS’ process for handling shareholder and other communications to the Board has been approved by TSYS’ independent directors.

Additional Information about Corporate Governance

TSYS has adopted Corporate Governance Guidelines which are regularly reviewed by the Corporate Governance and Nominating Committee. We have also adopted a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees. In addition, we maintain procedures for the confidential, anonymous submission of any complaints or concerns about TSYS, including complaints regarding accounting, internal accounting controls or auditing matters. Shareholders may access TSYS’ Corporate Governance Guidelines, Code of Business Conduct and Ethics, each committee’s current charter, procedures for shareholders and other interested parties to communicate with the Lead Director or with the non-management or independent directors individually or as a group and procedures for reporting complaints and concerns about TSYS, including complaints concerning accounting, internal accounting controls and auditing matters in the Corporate Governance section of our website at www.tsys.com/ir/governance. Copies of these documents are also available in print upon written request to the Corporate Secretary, Total System Services, Inc., 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation paid by TSYS to directors for the year ended December 31, 2006.

	Fees Earned or			All Other
	Paid in Cash	Stock Awards		Compensation		Total
Name	($)	($)		($)		($)

Richard E. Anthony	$35,000	—		$7,500	(1)	$42,500
James H. Blanchard	45,000	—		—		45,000
Richard Y. Bradley	55,000	$7,032	(2)	—		58,451
Kriss Cloninger III	45,000	7,032	(2)	10,000	(1)	58,451
G. Wayne Clough	55,000	7,032	(2)	10,000	(1)	68,451
Walter W. Driver, Jr.	40,000	7,032	(2)	6,000	(1)	49,451
Gardiner W. Garrard, Jr.	45,000 (3)	7,032	(2)	10,000	(1)	58,451
Sidney E. Harris	45,000	7,032	(2)	5,000	(1)	53,451
John P. Illges, III(4)	45,000	13,952	(2)	—		48,451
Alfred W. Jones III	35,000	7,032	(2)	10,000	(1)	48,451
Mason H. Lampton	55,000	7,032	(2)	—		58,451
W. Walter Miller, Jr.	40,000	7,032	(2)	—		43,451
H. Lynn Page	65,000	7,032	(2)	—		68,451
John T. Turner	35,000	7,032	(2)	—		38,451
Richard W. Ussery	35,000	7,032	(2)	252,187	(1)(5)	290,638
James D. Yancey	45,000 (3)	7,032	(2)	10,000	(1)	58,451
Rebecca K. Yarbrough	40,000	7,032	(2)	—		43,451

**	Compensation for Messrs. Tomlinson and Woods for service on the TSYS Board is described under the Summary Compensation Table found on page 36.

(1)	Includes $10,000 in contributions made by TSYS under TSYS’ Director Stock Purchase Plan for Messrs. Cloninger, Clough, Garrard, Jones, Ussery and Yancey; $7,500 for Mr. Anthony; $6,000 for Mr. Driver; and $5,000 for Mr. Harris. As described more fully below, qualifying directors can elect to contribute up to $5,000 per calendar quarter to make purchases of TSYS stock, and TSYS contributes an additional amount equal to 50% of the directors’ cash contributions under the plan.

(2)	The grant date fair value of the 500 shares of restricted TSYS stock awarded to this director in 2006 was $9,965. The amount in this column reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123(R) and includes amounts for awards granted in 2006 and prior to 2006. For a discussion of the restricted stock awards reported in this column, see Note 14 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2006. At December 31, 2006, this director held an aggregate of 1,000 shares of restricted TSYS stock, none of which are vested, with the exception of Mr. Illges whose shares vested upon retirement as a director.

(3)	Messrs. Garrard and Yancey each received $10,000 as non-voting advisory members of the Executive Committee.

(4)	Upon reaching the age of 72 in December 2006, Mr. Illges retired as a director and became an emeritus director of TSYS pursuant to TSYS’ bylaws.

(5)	Includes $159,156 in consulting fees as described under “Consulting Agreement” on page 9. Also includes perquisite of $69,482 for providing Mr. Ussery with administrative assistance and incremental costs incurred by TSYS in connection with providing Mr. Ussery with office space and personal use of the corporate aircraft. In computing the incremental cost to TSYS of Mr. Ussery’s administrative assistance, TSYS aggregated the cost to TSYS of providing salary and benefits to Mr. Ussery’s assistant. Amounts for office space and personal use of corporate aircraft are not quantified because they do not exceed the greater of $25,000 or 10% of the total amount of perquisites.

Director Compensation Program

The Corporate Governance and Nominating Committee of TSYS is responsible for the oversight and administration of the TSYS director compensation program. The Committee’s charter reflects these responsibilities and does not allow the Committee to delegate its authority to any person other than the members of the Corporate Governance and Nominating Committee. Under its charter, the Committee has authority to retain outside advisors to assist the Committee in performance of its duties. In November 2004, the Corporate Governance and Nominating Committee retained Mercer Human Resource Consulting to review the competitiveness of the TSYS director compensation program. Mercer was directed to develop peer groups of 15 to 20 companies against which to benchmark director compensation at TSYS and to review and compare director pay practices at TSYS to industry peer companies and to those of general industry companies, analyzing cash compensation, long-term incentive compensation and total compensation. The Corporate Governance and Nominating Committee also asked Mercer to overview recent director pay trends, including shifts in pay mix, equity compensation trends and changes related to increased responsibilities and liability. Mercer’s recommendations for director compensation were then presented to the Committee. In January 2005, Mercer recommended certain changes to the director compensation program at TSYS; the Corporate Governance and Nominating Committee discussed and considered these recommendations and recommended to the Board that it approve the current compensation structure. The decisions made by the Committee are the responsibility of the Committee and may reflect factors and considerations other than the information and recommendations provided by Mercer. The Committee has decided to review and evaluate director compensation every two years.

Cash Compensation of Directors.  As reflected in the “Fees Earned or Paid in Cash” column of the Director Compensation Table above, for the fiscal year ended December 31, 2006, directors of TSYS received an annual cash retainer of $35,000, with Compensation Committee and Corporate Governance and Nominating Committee members receiving an additional cash retainer of $5,000 and Audit Committee and Executive Committee members receiving an additional cash retainer of $10,000. In addition, the Chairpersons of the Compensation Committee and Corporate Governance and Nominating Committee received a $5,000 cash retainer, the Chairperson of the Audit Committee received a $10,000 cash retainer and the Lead Director received a $5,000 cash retainer.

By paying each director an annual retainer, TSYS compensates each director for his or her role and judgment as an advisor to TSYS, rather than for his or her attendance or effort at individual meetings. In so doing, directors with added responsibility are recognized with higher cash compensation. For example, members of the Audit Committee receive a higher cash retainer based upon the enhanced duties, time commitment and responsibilities of service on that committee. The Corporate Governance and Nominating Committee believes that this additional cash compensation is appropriate.

In determining the specific amounts of cash compensation, including fees for service on committees and as chairpersons of those committees, the Corporate Governance and Nominating Committee, with the assistance of Mercer, studied cash compensation at a peer group of 17 companies generally categorized as business service providers and at 350 large industrial, financial and service organizations and set the cash compensation levels at or around the 50th percentile for such peer companies.

Directors may elect to defer all or a portion of their cash compensation under the TSYS Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan does not provide directors with an “above market” rate of return. Instead, the deferred amounts are deposited into one or more investment funds at the election of the director. In so doing, the plan is designed to allow directors to defer the income taxation of a portion of their compensation and to receive an investment return on those deferred amounts. All deferred fees are payable only in cash. Each of Messrs. Harris, Jones and Turner deferred all or a portion of their cash compensation under this plan during 2006.

Equity Compensation of Directors.  During 2006, non-management directors also received an annual award of 500 shares of restricted TSYS stock in the form of a grant from the TSYS 2002 Long-Term Incentive Plan, 100% of which vests after three years. The Board granted these restricted stock awards to directors on February 1, 2006, the first day of the month following the Corporate Governance and Nominating Committee meeting to approve director compensation for the fiscal year. These restricted stock awards are designed to create equity ownership and to focus directors on the long-term performance of TSYS.

Before restricted stock awards were first granted to directors in 2005, TSYS’ directors were not compensated with equity ownership in the company, other than contributions under the Director Stock Purchase Plan. With the assistance of Mercer’s market analysis, the Corporate Governance and Nominating Committee determined in 2005 that a competitive director compensation program needed to include a more appropriate level of equity compensation in order to align TSYS with best practices and to remain competitive with the compensation programs at peer companies. First, the Committee determined that restricted stock awards were more appropriate than the use of stock options based upon the market shift in equity pay mix at other similarly situated companies. Second, the Committee determined that a grant of 500 shares of restricted TSYS stock was appropriate by analyzing the market on equity compensation and then determining the right mix based upon a market value approach to the number of shares awarded. In so doing, the grants of restricted stock provide TSYS directors with a more balanced pay mix between cash and equity, consistent with the market trend toward equal weighting of cash and equity.

TSYS’ Director Stock Purchase Plan is a non-qualified, contributory stock purchase plan pursuant to which qualifying TSYS directors can purchase, with the assistance of contributions from TSYS, presently issued and outstanding shares of TSYS stock. Under the terms of the Director Stock Purchase Plan, qualifying directors can elect to contribute up to $5,000 per calendar quarter to make purchases of TSYS stock, and TSYS contributes an additional amount equal to 50% of the directors’ cash contributions. Participants in the Director Stock Purchase Plan are fully vested in, and may request the issuance to them of, all shares of TSYS stock purchased for their benefit under the Plan. TSYS’ contributions under this Plan are included in the “All Other Compensation” column of the Director Compensation Table above.

TSYS’ contributions under the Director Stock Purchase Plan further provide directors the opportunity to buy and maintain an equity interest in TSYS and to share in the capital appreciation of TSYS. Together, the restricted stock awards and TSYS’ contributions under the Director Stock Purchase Plan provide an appropriate, competitive amount of compensation to directors in the form of equity, putting the equity component of compensation, as well as total compensation, at or near the median for peer group companies at the time the compensation structure was approved in 2005.

The restricted stock awards to directors and TSYS’ contributions under the Director Stock Purchase Plan also assist and facilitate directors’ fulfillment of their stock ownership requirements. TSYS’ Corporate Governance Guidelines require all directors to accumulate over time shares of TSYS stock equal in value to at least three times the value of their annual retainer. Directors have five years to attain this level of total stock ownership but must attain a share ownership threshold of one times the amount of the director’s annual retainer within three years. These stock ownership guidelines are designed to align the interests of TSYS’ directors to that of TSYS’ shareholders and the long-term performance of TSYS.

Consulting Agreement

Effective June 30, 2005, TSYS and Richard W. Ussery, the former Chairman of the Board of TSYS, entered into a one-year Consulting Agreement in conjunction with Mr. Ussery’s retirement as an employee of TSYS. Under the Agreement, Mr. Ussery received monthly payments of $26,526 and was also provided with 20 hours of personal use of corporate aircraft. TSYS also provided Mr. Ussery with office space and administrative assistance during 2006 valued at approximately $10,202 and $69,482, respectively, subsequent to his retirement. The Agreement expired on June 30, 2006. TSYS continued to provide Mr. Ussery with office space and administrative assistance throughout the remainder of 2006, however.

PROPOSALS TO BE VOTED ON

PROPOSAL 1: ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES.

Number

At the date of this Proxy Statement, the Board of Directors of TSYS consists of 18 members. As 19 board seats have been authorized by TSYS’ shareholders, TSYS has one directorship which remains vacant. This vacant directorship could be filled in the future at the discretion of TSYS’ Board of Directors. This discretionary power gives TSYS’ Board of Directors the flexibility of appointing new directors in the periods between TSYS’ Annual Meetings should suitable candidates come to its attention. The Board is divided into three classes whose terms are staggered so that the term of one class expires at each Annual Meeting of Shareholders. The terms of office of the Class I directors expire at the 2008 Annual Meeting, the terms of office of the Class II directors expire at the 2009 Annual Meeting and the terms of office of the Class III directors expire at the 2007 Annual Meeting. Proxies cannot be voted at the 2007 Annual Meeting for a greater number of persons than the number of nominees named.

Nominees

The following nominees have been selected by the Corporate Governance and Nominating Committee and approved by the Board for submission to the shareholders: Richard E. Anthony, Sidney E. Harris, Alfred W. Jones III, Mason H. Lampton, John T. Turner, M. Troy Woods, James D. Yancey and Rebecca K. Yarbrough, each to serve a three year term expiring at the 2010 Annual Meeting.

The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominees and in favor of any substitute nominee named by the Board upon the recommendation of the Corporate Governance and Nominating Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate on the proxy.

Members of the Board of Directors

Following is the principal occupation, age and certain other information for each director nominee and other directors serving unexpired terms.

			Year
		TSYS	First
		Director	Elected
Name	Age	Classification	Director	Principal Occupation and Other Information

Richard E. Anthony(1)	60	III	2006	Chairman of the Board and Chief Executive Officer, Synovus Financial Corp.

James H. Blanchard(2)	65	II	1982	Chairman of the Board and Chief Executive Officer, Retired, Synovus Financial Corp.; Director, Synovus Financial Corp. and AT&T Corp.

Richard Y. Bradley	68	II	1991	Partner, Bradley & Hatcher (Law Firm); Director, Synovus Financial Corp.

Kriss Cloninger III	59	I	2004	President and Chief Financial Officer, Aflac Incorporated (Insurance Holding Company); Director, Aflac Incorporated and Tupperware Brands Corporation

			Year
		TSYS	First
		Director	Elected
Name	Age	Classification	Director	Principal Occupation and Other Information

G. Wayne Clough(3)	65	I	2000	President, Georgia Institute of Technology

Walter W. Driver, Jr.(4)	61	II	2002	Chairman-Southeast, Goldman Sachs & Co. (Investment Banking and Securities)

Gardiner W. Garrard, Jr.	66	II	1982	President, The Jordan Company (Real Estate Development and Private Equity Investments); Director, Synovus Financial Corp.

Sidney E. Harris(5)	57	III	1999	Professor, Georgia State University; Director, The ServiceMaster Company and STI Classic Funds

Alfred W. Jones III	49	III	2001	Chairman of the Board and Chief Executive Officer, Sea Island Company (Real Estate Development and Management); Director, Synovus Financial Corp.

Mason H. Lampton(6)	59	III	1986	Chairman of the Board, Standard Concrete Products (Construction Materials Company); Director, Synovus Financial Corp.

W. Walter Miller, Jr.(7)	58	II	1993	Group Executive, Retired, Total System Services, Inc.

H. Lynn Page(7)	66	I	1982	Director, Synovus Financial Corp.

Philip W. Tomlinson(8)	60	I	1982	Chairman of the Board and Chief Executive Officer, Total System Services, Inc.

John T. Turner(7)	50	III	2003	Private Investor

Richard W. Ussery(9)	59	I	1982	Chairman of the Board and Chief Executive Officer, Retired, Total System Services, Inc.

M. Troy Woods(10)	55	III	2003	President and Chief Operating Officer, Total System Services, Inc.

James D. Yancey(11)	65	III	1982	Chairman of the Board, Columbus Bank and Trust Company; Chairman of the Board, Retired, and Director, Synovus Financial Corp.

Rebecca K. Yarbrough	69	III	1999	Private Investor

(1)	Richard E. Anthony was elected Chairman of the Board and Chief Executive Officer of Synovus in October 2006. From 1995 until 2006, Mr. Anthony served in various capacities with Synovus, including Chief Executive Officer and President and Chief Operating Officer of Synovus.

(2)	James H. Blanchard was elected Chairman of the Board of Synovus in July 2005 and retired from that position in October 2006. Prior to 2005, Mr. Blanchard served as Chief Executive Officer of Synovus. Mr. Blanchard was elected Chairman of the Executive Committee of TSYS in February 1992. Although Mr. Blanchard continues to serve in this capacity, he retired as an executive officer of TSYS in conjunction with his retirement as an executive officer of Synovus in October 2006.

(3)	G. Wayne Clough serves as Lead Director of the TSYS Board.

(4)	Walter W. Driver, Jr. has served as Chairman-Southeast of Goldman Sachs & Co. since January 2006. Prior to 2006, Mr. Driver served as Chairman of the law firm King & Spalding LLP.

(5)	Sidney E. Harris has served as a professor at Georgia State University since July 1997. From 1997 until 2004, Mr. Harris served as Dean of the J. Mack Robinson College of Business at Georgia State University.

(6)	Mason H. Lampton was elected Chairman of the Board of Standard Concrete Products in June 2004. Prior to 2004, Mr. Lampton served as President and Chief Executive Officer of Standard Concrete Products.

(7)	W. Walter Miller, Jr. is the first cousin of H. Lynn Page and Mr. Miller’s spouse is the first cousin of John T. Turner.

(8)	Philip W. Tomlinson was elected Chairman of the Board and Chief Executive Officer of TSYS in January 2006. From 1982 until 2006, Mr. Tomlinson served in various capacities with TSYS, including Chief Executive Officer of TSYS.

(9)	Richard W. Ussery retired as an executive employee of TSYS in June 2005 and served as a non-executive Chairman of the Board until January 2006. Mr. Ussery was elected Chairman of the Board in February 1992. Prior to 2005, Mr. Ussery was Chief Executive Officer of TSYS.

(10)	M. Troy Woods was elected President and Chief Operating Officer of TSYS in December 2003. From 1987 until 2003, Mr. Woods served in various capacities with TSYS, including Executive Vice President of TSYS.

(11)	James D. Yancey retired as an executive employee of Synovus in December 2004 and served as a non-executive Chairman of the Board until July 2005. Mr. Yancey was elected as an executive officer Chairman of the Board of Synovus in October 2003. Prior to 2003, Mr. Yancey served in various capacities with Synovus and/or CB&T, including Vice Chairman of the Board and President of both Synovus and CB&T.

PROPOSAL 2: APPROVAL OF THE TOTAL SYSTEM SERVICES, INC.
2007 OMNIBUS PLAN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE TOTAL SYSTEM SERVICES, INC. 2007 OMNIBUS PLAN.

Upon the recommendation of the Compensation Committee of TSYS, on February 15, 2007 the Board of Directors adopted the Total System Services, Inc. 2007 Omnibus Plan (“2007 Plan”), subject to shareholder approval. The purpose of the 2007 Plan is to advance the interests of TSYS and its shareholders through awards that give employees and directors a personal stake in TSYS’ growth, development and financial success. Awards under the 2007 Plan are designed to motivate employees and directors to devote their best interests to the business of TSYS. Awards will also help TSYS attract and retain the services of employees and directors who are in a position to make significant contributions to TSYS’ future success. Subject to approval by TSYS’ shareholders, compensation paid pursuant to the 2007 Plan is intended, to the extent reasonable, to qualify for tax deductibility under Section 162(m) (“Section 162(m)”) and Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as may be amended from time to time.

Eligibility and Participation.  Any employee of TSYS and its subsidiaries and any non-employee director of TSYS, approximately 5,319 persons, is eligible to participate in the 2007 Plan. Incentive stock options, however, may be granted only to employees. The Compensation Committee of the Board of Directors of TSYS (“Committee”) has discretion to select participants from year to year.

Shares Subject to the Plan.  The aggregate number of shares of TSYS stock which may be granted to participants pursuant to awards granted under the 2007 Plan may not exceed five million (5,000,000) shares. Shares awarded under the 2007 Plan that are subsequently forfeited may also be awarded under the 2007 Plan.

Awards Under the 2007 Plan.  Pursuant to the 2007 Plan, TSYS may grant the following types of awards subject to the following conditions:

Nonqualified and Incentive Stock Options.  All stock options must have a maximum life of no more than ten years from the date of grant. At the time of grant, the Committee will determine the exercise price for any stock options. In no event, however, may the exercise price be less than 100% of the fair market value of TSYS’ common stock at the time of grant. At the time of exercise, payment in full of the exercise price will be paid in cash, shares of common stock valued at their fair market value on the date of exercise, a combination thereof, or by such other method as the Committee may determine.

Stock Appreciation Rights.  Stock appreciation rights offer participants the right to receive payment for the difference (spread) between the exercise price of the stock appreciation right and the market value of TSYS’ common stock at the time of redemption. The Committee may authorize payment of the spread for a stock appreciation right in the form of cash, common stock to be valued at its fair market value on the date of exercise, a combination thereof, or by such other method as the Committee may determine.

Restricted Stock and Restricted Stock Units.  The Committee may award common stock to a participant as a portion of the participant’s remuneration. In doing so, the Committee, in its discretion, may impose conditions or restrictions on the award of common stock. The Committee may also award restricted stock units which are similar to restricted stock except that no shares are actually awarded on the date of grant.

Performance Units or Performance Shares.  Section 162(m) generally limits to $1,000,000 the amount that a publicly held corporation may deduct for the compensation paid to its Chief Executive Officer and its four most highly compensated officers other than the Chief Executive Officer. “Qualified performance-based compensation,” however, is not subject to the $1,000,000 deduction limit. Accordingly, the 2007 Plan permits the Committee to establish performance goals consistent with Section 162(m) and authorizes the granting of cash, stock options, stock appreciation rights, common stock, other property, or any combination thereof to employees upon achievement of such established performance goals. In setting the performance goals, the Committee may use such measures as net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; unit volume; working capital targets and change in working capital; economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); asset growth; non-interest expense as a percentage of total expense; loan charge-offs as a percentage of total loans; number of cardholder, merchant or other customer accounts processed or converted; and successful negotiation or renewal of contracts with new or existing customers. The performance goals may relate to the individual participant, to TSYS as a whole, or to a subsidiary, division, department, region, function or business unit of TSYS in which the participant is employed. Performance awards may be granted either alone or in addition to other grants made under the 2007 Plan.

Cash-Based Awards.  The Committee may grant cash-based awards to participants as determined by the Committee. Payment of the cash-based awards may be made in either cash or common stock.

Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related awards. These awards may be paid in either common stock or cash.

Maximum Amount Payable to Any Participant.  The annual award limits of the 2007 Plan include the following:

Options.  The maximum aggregate number of shares subject to options granted in any one plan year to any one participant is 4,000,000 shares.

Stock Appreciation Rights.  The maximum number of shares subject to stock appreciation rights granted in any one plan year to any one participant is 4,000,000 shares.

Restricted Stock or Restricted Stock Units.  The maximum aggregate grant with respect to awards of restricted stock or restricted stock units in any one plan year to any one participant is 2,000,000 shares.

Performance Units or Performance Shares.  The maximum aggregate award of performance units or performance shares that a participant may receive in any one plan year is 2,000,000 shares if the award is payable in shares, or equal to the value of 100,000 shares if the award is payable in cash or property other than shares, determined as of the earlier of the vesting or the payout date, as applicable.

Cash-Based Awards.  The maximum aggregate amount awarded or credited with respect to cash-based awards to any one participant in any one plan year may not exceed $2,000,000.

Other Stock-Based Awards.  The maximum aggregate grant with respect to other stock-based awards in any one plan year to any one participant is 2,000,000 shares.

Adjustments in Connection with Certain Events.  The Committee, in order to prevent dilution or enlargement of a participant’s rights under the 2007 Plan, shall substitute or adjust the number and kind of shares that may be issued under the 2007 Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards in the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of TSYS, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of TSYS, or any similar corporate event or transaction.

Duration of the 2007 Plan.  The 2007 Plan will become effective upon approval by TSYS’ shareholders. The 2007 Plan will terminate after 10 years or, if sooner, when all shares reserved under the 2007 Plan have been issued. At any time, the Board of Directors may terminate the 2007 Plan. The termination of the 2007 Plan will not affect outstanding awards in any way.

Administration.  The 2007 Plan will be administered by the Compensation Committee of the Board of Directors. Members of the Committee are appointed by the Board of Directors from among its members and may be removed by the Board of Directors in its discretion.

The Committee has broad discretion to construe, interpret and administer the 2007 Plan, to select the individuals to be granted Plan awards, to determine the number of shares to be subject to each Plan award, and to determine the terms, conditions and duration of each award. The Committee’s decisions will be conclusive, final and binding upon all parties. No member of the Committee will be liable for any action or determination made with respect to the 2007 Plan or any award granted under the 2007 Plan. To the fullest extent permitted by law, TSYS will indemnify the members of the Committee against reasonable expenses incurred in connection with any action taken against them with respect to the 2007 Plan or any award granted under the Plan.

Amendment of the 2007 Plan.  The Committee may amend, modify, suspend or terminate the 2007 Plan at any time except that no amendment, modification, suspension or termination may adversely affect an existing award under the 2007 Plan without the affected participant’s consent. In addition, no amendment, modification, suspension or termination shall be made which would reprice, replace or regrant through cancellation, or which would lower the option price of a previously granted option or the grant price of a previously granted stock appreciation right without the approval of shareholders. Moreover, under NYSE listing standards the 2007 Plan cannot be materially amended without the approval of shareholders.

Change in Control.  Unless otherwise determined by the Committee at grant, in the event of a change in control of TSYS, as defined in the 2007 Plan, the vesting of any outstanding awards granted under the 2007 Plan will be accelerated and all such awards will be fully exercisable.

Federal Tax Consequences of the 2007 Plan.  The following discussion of the federal income tax consequences of awards granted under the 2007 Plan is intended only as a summary of the present federal income tax treatment of awards. These laws are highly technical and are subject to change at any time. This summary does not discuss the tax consequences of a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options.  Nonqualified stock options granted under the 2007 Plan will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. TSYS will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

Incentive Stock Options.  An employee will generally not recognize ordinary income on receipt or exercise of an incentive stock option so long as he or she has been an employee of TSYS or its subsidiaries from the date the incentive stock option was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of common stock received on exercise of the incentive stock option for one year after the date of exercise (and for two years from the date of grant of the incentive stock option), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, TSYS may not deduct any amount in connection with the incentive stock option. If an employee exercises an incentive stock option but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, TSYS will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Stock Appreciation Rights.  To the extent that the requirements of the Internal Revenue Code of 1986 are met, there are no immediate tax consequences to a participant when a stock appreciation right is granted. When a participant exercises the right to the appreciation in fair market value of shares represented by a stock appreciation right, payments made in common stock are normally includable in the participant’s gross income for regular income tax purposes. TSYS will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the common stock payable on the date of exercise.

Restricted Stock.  The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, TSYS will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.

Restricted Stock Units.  Generally, a participant will not recognize ordinary income until common stock, cash, or other property become payable under the restricted stock unit, even if the award vests in an earlier year. TSYS will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Performance Units/ Performance Shares.  As stated above, the performance units and performance shares awarded under the 2007 Plan are intended to be “qualified performance-based compensation” under Section 162(m) and, therefore, deductible by TSYS when the employee recognizes ordinary income. Employees under the 2007 Plan incur no income tax liability upon the initial grant of performance units or performance shares. At the end of the performance or measurement period, however, employees realize ordinary income on any amounts received in cash or common stock. Any subsequent appreciation on the common stock is treated as a capital gain.

Cash-Based Awards/Other Stock-Based Awards.  Any cash payments or the fair market value of any common stock or other property a participant receives in connection with cash-based awards or other stock-based awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, TSYS will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Deferred Compensation.  All awards under the 2007 Plan must satisfy the requirements of Section 409A of the Internal Revenue Code of 1986 to avoid adverse tax consequences to participants.

Additional Information.  In the event the 2007 Plan is terminated, participants under the 2007 Plan will retain all rights to their awards in accordance with the terms of the awards.

In the event of a termination of service by a participant, the Committee will determine the length of time that the participant has to exercise a stock option or stock appreciation right and the extent to which the participant can retain the rights to restricted stock, restricted stock units, performance units, performance shares, cash-based awards, and other stock-based awards.

The Committee may provide for the payment of dividends on shares of common stock granted in connection with awards or dividend equivalents with respect to any shares of common stock subject to an award that have not actually been issued under the award.

New Plan Benefits.  The following table shows grants of restricted stock awards in TSYS stock that would have been made under the 2007 Plan for fiscal year 2006 had the 2007 Plan been in effect:

NUMBER OF SHARES SUBJECT
TO AWARDS GRANTED

Name and Principal Position	Restricted Stock Awards

Philip W. Tomlinson
Chairman of the Board and Chief Executive Officer	10,550	(1)
James B. Lipham
Senior Executive Vice President and Chief Financial Officer	4,035	(1)
M. Troy Woods
President and Chief Operating Officer	7,411	(1)
William A. Pruett
Senior Executive Vice President and Chief Client Officer	4,806	(1)
Kenneth L. Tye
Senior Executive Vice President and Chief Information Officer	4,551	(1)
Executive Group	31,353	(1)
Nonexecutive Director Group	7,500	(2)
Nonexecutive Officer Employee Group	282,070	(3)

(1)	Amount represents grants that would have been made to executives based upon Synovus’ performance during the 2004-2006 performance period had the 2007 Plan been in effect.

(2)	Amount represents restricted stock awards that would have been made to nonexecutive directors for 2006 had the 2007 Plan been in effect.

(3)	Amount represents restricted stock awards that would have been made to nonexecutive officer employees for 2006 had the 2007 Plan been in effect.

PROPOSAL 3: APPROVAL OF THE SYNOVUS FINANCIAL CORP.
2007 OMNIBUS PLAN

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE SYNOVUS FINANCIAL CORP. 2007 OMNIBUS PLAN.

Upon the recommendation of the Compensation Committee of TSYS, on February 15, 2007 the Board of Directors adopted the Synovus Financial Corp. 2007 Omnibus Plan (“Synovus 2007 Plan”), subject to shareholder approval. The purpose of the Synovus 2007 Plan is to advance the interests of Synovus and TSYS and their shareholders through awards that give employees and directors a personal stake in Synovus’ and TSYS’ growth, development and financial success. Awards under the Synovus 2007 Plan are designed to motivate employees and directors to devote their best interests to the business of Synovus and TSYS. Awards will also help Synovus and TSYS attract and retain the services of employees and directors who are in a position to make significant contributions to their future success. Subject to approval by TSYS’ shareholders, compensation paid pursuant to the Synovus 2007 Plan is intended, to the extent reasonable, to qualify for tax deductibility under Section 162(m) (“Section 162(m)”) and Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as may be amended from time to time.

Eligibility and Participation.  Any employee of Synovus and its subsidiaries (including TSYS) and any non-employee director of Synovus or TSYS, approximately 12,625 persons, is eligible to participate in the Synovus 2007 Plan. Incentive stock options, however, may be granted only to employees. The Compensation Committee of the Board of Directors of Synovus (“Committee”) has discretion to select participants from year to year.

Shares Subject to the Plan.  The aggregate number of shares of Synovus stock which may be granted to participants pursuant to awards granted under the Synovus 2007 Plan may not exceed eighteen million (18,000,000) shares. Shares awarded under the Synovus 2007 Plan or the Synovus Financial Corp. 2002 and 2000 Long-Term Incentive Plans that are subsequently forfeited may also be awarded under the Synovus 2007 Plan.

Awards Under the Synovus 2007 Plan.  Pursuant to the Synovus 2007 Plan, Synovus may grant the following types of awards subject to the following conditions:

Nonqualified and Incentive Stock Options.  All stock options must have a maximum life of no more than ten years from the date of grant. At the time of grant, the Committee will determine the exercise price for any stock options. In no event, however, may the exercise price be less than 100% of the fair market value of Synovus’ common stock at the time of grant. At the time of exercise, payment in full of the exercise price will be paid in cash, shares of common stock valued at their fair market value on the date of exercise, a combination thereof, or by such other method as the Committee may determine.

Stock Appreciation Rights.  Stock appreciation rights offer participants the right to receive payment for the difference (spread) between the exercise price of the stock appreciation right and the market value of Synovus’ common stock at the time of redemption. The Committee may authorize payment of the spread for a stock appreciation right in the form of cash, common stock to be valued at its fair market value on the date of exercise, a combination thereof, or by such other method as the Committee may determine.

Restricted Stock and Restricted Stock Units.  The Committee may award common stock to a participant as a portion of the participant’s remuneration. In doing so, the Committee, in its discretion, may impose conditions or restrictions on the award of common stock. The Committee may also award restricted stock units which are similar to restricted stock except that no shares are actually awarded on the date of grant.

Performance Units or Performance Shares.  Section 162(m) generally limits to $1,000,000 the amount that a publicly held corporation may deduct for the compensation paid to its Chief Executive Officer and its four most highly compensated officers other than the Chief Executive Officer. “Qualified performance-based compensation,” however, is not subject to the $1,000,000 deduction limit. Accordingly, the Synovus 2007 Plan permits the Committee to establish performance goals consistent with Section 162(m) and authorizes the granting of cash, stock options, stock appreciation rights, common stock, other property, or any combination thereof to employees upon achievement of such established performance goals. In setting the performance goals, the Committee may use such measures as net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; unit volume; working capital targets and change in working capital; economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); asset growth; non-interest expense as a percentage of total expense; loan charge-offs as a percentage of total loans; number of cardholder, merchant or other customer accounts processed or converted; and successful negotiation or renewal of contracts with new or existing customers. The performance goals may relate to the individual participant, to Synovus as a whole, or to a subsidiary, division, department, region, function or business unit of Synovus in which the participant is employed. Performance awards may be granted either alone or in addition to other grants made under the Synovus 2007 Plan.

Cash-Based Awards.  The Committee may grant cash-based awards to participants as determined by the Committee. Payment of the cash-based awards may be made in either cash or common stock.

Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related awards. These awards may be paid in either common stock or cash.

Maximum Amount Payable to Any Participant.  The annual award limits of the Synovus 2007 Plan include the following:

Options.  The maximum aggregate number of shares subject to options granted in any one plan year to any one participant is 4,000,000 shares.

Stock Appreciation Rights.  The maximum number of shares subject to stock appreciation rights granted in any one plan year to any one participant is 4,000,000 shares.

Restricted Stock or Restricted Stock Units.  The maximum aggregate grant with respect to awards of restricted stock or restricted stock units in any one plan year to any one participant is 2,000,000 shares.

Performance Units or Performance Shares.  The maximum aggregate award of performance units or performance shares that a participant may receive in any one plan year is 2,000,000 shares if the award is payable in shares, or equal to the value of 100,000 shares if the award is payable in cash or property other than shares, determined as of the earlier of the vesting or the payout date, as applicable.

Cash-Based Awards.  The maximum aggregate amount awarded or credited with respect to cash-based awards to any one participant in any one plan year may not exceed $2,000,000.

Other Stock-Based Awards.  The maximum aggregate grant with respect to other stock-based awards in any one plan year to any one participant is 2,000,000 shares.

Adjustments in Connection with Certain Events.  The Committee, in order to prevent dilution or enlargement of a participant’s rights under the Synovus 2007 Plan, shall substitute or adjust the number and kind of shares that may be issued under the Synovus 2007 Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards in the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of Synovus, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of Synovus, or any similar corporate event or transaction.

Duration of the Synovus 2007 Plan.  The Synovus 2007 Plan will become effective upon approval by Synovus’ and TSYS’ shareholders. The Synovus 2007 Plan will terminate after 10 years or, if sooner,

when all shares reserved under the Synovus 2007 Plan have been issued. At any time, the Synovus Board of Directors may terminate the Synovus 2007 Plan. The termination of the Synovus 2007 Plan will not affect outstanding awards in any way.

Administration.  The Synovus 2007 Plan will be administered by the Compensation Committee of the Synovus Board of Directors. Members of the Committee are appointed by the Synovus Board of Directors from among its members and may be removed by the Board of Directors in its discretion.

The Committee has broad discretion to construe, interpret and administer the Synovus 2007 Plan, to select the individuals to be granted Plan awards, to determine the number of shares to be subject to each Plan award, and to determine the terms, conditions and duration of each award. The Committee’s decisions will be conclusive, final and binding upon all parties. No member of the Committee will be liable for any action or determination made with respect to the Synovus 2007 Plan or any award granted under the Synovus 2007 Plan. To the fullest extent permitted by law, Synovus will indemnify the members of the Committee against reasonable expenses incurred in connection with any action taken against them with respect to the Synovus 2007 Plan or any award granted under the Plan.

Amendment of the Synovus 2007 Plan.  The Committee may amend, modify, suspend or terminate the Synovus 2007 Plan at any time except that no amendment, modification, suspension or termination may adversely affect an existing award under the Synovus 2007 Plan without the affected participant’s consent. In addition, no amendment, modification, suspension or termination shall be made which would reprice, replace or regrant through cancellation, or which would lower the option price of a previously granted option or the grant price of a previously granted stock appreciation right without the approval of shareholders. Moreover, under NYSE listing standards the Synovus 2007 Plan cannot be materially amended without the approval of shareholders.

Change in Control.  Unless otherwise determined by the Committee at grant, in the event of a change in control of Synovus, as defined in the Synovus 2007 Plan, the vesting of any outstanding awards granted under the Synovus 2007 Plan will be accelerated and all such awards will be fully exercisable.

Federal Tax Consequences of the Synovus 2007 Plan.  The following discussion of the federal income tax consequences of awards granted under the Synovus 2007 Plan is intended only as a summary of the present federal income tax treatment of awards. These laws are highly technical and are subject to change at any time. This summary does not discuss the tax consequences of a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options.  Nonqualified stock options granted under the Synovus 2007 Plan will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. Synovus will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

Incentive Stock Options.  An employee will generally not recognize ordinary income on receipt or exercise of an incentive stock option so long as he or she has been an employee of Synovus or its subsidiaries from the date the incentive stock option was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of common stock received on exercise of the incentive stock option for one year after the date of exercise (and for two years from the date of grant of the incentive stock option), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, Synovus may not deduct any amount in connection with the incentive stock option. If an employee exercises an incentive stock option but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, Synovus will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Stock Appreciation Rights.  To the extent that the requirements of the Internal Revenue Code of 1986 are met, there are no immediate tax consequences to a participant when a stock appreciation right is granted. When a participant exercises the right to the appreciation in fair market value of shares represented by a stock appreciation right, payments made in common stock are normally includable in the participant’s gross income for regular income tax purposes. Synovus will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the common stock payable on the date of exercise.

Restricted Stock.  The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, Synovus will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.

Restricted Stock Units.  Generally, a participant will not recognize ordinary income until common stock, cash, or other property become payable under the restricted stock unit, even if the award vests in an earlier year. Synovus will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Performance Units/ Performance Shares.  As stated above, the performance units and performance shares awarded under the Synovus 2007 Plan are intended to be “qualified performance-based compensation” under Section 162(m) and, therefore, deductible by Synovus when the employee recognizes ordinary income. Employees under the Synovus 2007 Plan incur no income tax liability upon the initial grant of performance units or performance shares. At the end of the performance or measurement period, however, employees realize ordinary income on any amounts received in cash or common stock. Any subsequent appreciation on the common stock is treated as a capital gain.

Cash-Based Awards/Other Stock-Based Awards.  Any cash payments or the fair market value of any common stock or other property a participant receives in connection with cash-based awards or other stock-based awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, Synovus will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Deferred Compensation.  All awards under the Synovus 2007 Plan must satisfy the requirements of Section 409A of the Internal Revenue Code of 1986 to avoid adverse tax consequences to participants.

Additional Information.  In the event the Synovus 2007 Plan is terminated, recipients of awards under the Synovus 2007 Plan will retain all rights to their awards in accordance with the terms of the awards.

In the event of a termination of service by a participant, the Committee will determine the length of time that the participant has to exercise a stock option or stock appreciation right and the extent to which the participant can retain the rights to restricted stock, restricted stock units, performance units, performance shares, cash-based awards, and other stock-based awards.

The Committee may provide for the payment of dividends on shares of common stock granted in connection with awards or dividend equivalents with respect to any shares of common stock subject to an award that have not actually been issued under the award.

New Plan Benefits.  The following table shows grants of stock options in Synovus stock that would have been made under the Synovus 2007 Plan for fiscal year 2006 had the Synovus 2007 Plan been in effect:

NUMBER OF SHARES SUBJECT
TO AWARDS GRANTED

Name and Principal Position	Stock Options

Philip W. Tomlinson	30,630	(1)
Chairman of the Board and Chief Executive Officer
James B. Lipham	11,715	(1)
Senior Executive Vice President and Chief Financial Officer
M. Troy Woods	21,516	(1)
President and Chief Operating Officer
William A. Pruett	13,952	(1)
Senior Executive Vice President and Chief Client Officer
Kenneth L. Tye	13,212	(1)
Senior Executive Vice President and Chief Information Officer
Executive Group	91,025	(1)
Nonexecutive Director Group		-0-
Nonexecutive Officer Employee Group	11,628	(2)

(1)	Amounts represent grants that would have been made to executives based upon Synovus’ performance during the 2004-2006 performance period had the Synovus 2007 Plan been in effect.

(2)	Amount represents grants that would have been made to nonexecutive officer employees based upon Synovus’ performance during the 2004-2006 performance period had the Synovus 2007 Plan been in effect.

Equity Compensation Plan Information

The table below provides information as of December 31, 2006 concerning the shares of TSYS stock that may be issued under existing equity compensation plans of TSYS.

	(a)		(b)	(c)
	Number of		Weighted-	Number of Securities
	Securities to be		Average Exercise	Remaining Available for
	Issued Upon		Price of	Future Issuance Under
	Exercise of		Outstanding	Equity Compensation
	Outstanding		Options,	Plans (Excluding
	Options, Warrants		Warrants and	Securities Reflected in
Plan Category	and Rights		Rights	Column(a))

Equity compensation plans approved by security holders	1,027,821	(2)	$15.42	8,269,262	(3)
Equity compensation plans not approved by security holders(1)	37,500		18.50	—

Total	1,065,321		$15.53	8,269,262

(1)	This plan was adopted by TSYS’ Board of Directors on January 10, 1997 to attract a desirable individual as director of TSYS (which individual no long serves as a director) and is limited to one individual option granted to purchase 37,500 shares of TSYS stock at fair market value on the date of grant with one-third of such options becoming exercisable one, two and three years, respectively, following the date of grant.

(2)	Does not include an aggregate of 589,219 shares of restricted stock which will vest over the remaining years through 2011.

(3)	Includes 8,269,262 shares available for future grants under TSYS’ 2002 Long-Term Incentive Plan.

PROPOSAL 4: RATIFICATION OF
APPOINTMENT OF THE INDEPENDENT AUDITOR

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITOR.

The Audit Committee has appointed the firm of KPMG LLP as the independent auditor to audit the consolidated financial statements of TSYS and its subsidiaries for the fiscal year ending December 31, 2007 and TSYS’ internal control over financial reporting as of December 31, 2007. Representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting. Although shareholder ratification of the appointment of TSYS’ independent auditor is not required by our bylaws or otherwise, we are submitting the selection of KPMG to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for TSYS.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position with TSYS of each executive officer of TSYS.

Name	Age	Position with TSYS

Philip W. Tomlinson(1)	60	Chairman of the Board and Chief Executive Officer
M. Troy Woods(1)	55	President and Chief Operating Officer
James B. Lipham(2)	58	Senior Executive Vice President and Chief Financial Officer
William A. Pruett(3)	53	Senior Executive Vice President and Chief Client Officer
Kenneth L. Tye(4)	54	Senior Executive Vice President and Chief Information Officer
G. Sanders Griffith, III(5)	53	General Counsel and Secretary

(1)	As Messrs. Tomlinson and Woods are directors of TSYS, relevant information pertaining to their positions with TSYS is set forth under the caption “Members of the Board of Directors” on page 10.

(2)	James B. Lipham was elected as Senior Executive Vice President and Chief Financial Officer of TSYS in April 2004. From 1995 until 2004, Mr. Lipham served as Executive Vice President and Chief Financial Officer of TSYS. From 1984 until 1995, Mr. Lipham served in various financial capacities with Synovus and/or TSYS including Senior Vice President and Treasurer.

(3)	William A. Pruett was elected as Senior Executive Vice President and Chief Client Officer of TSYS in April 2004. From 1993 until 2004, Mr. Pruett served as Executive Vice President of TSYS. From 1976 until 1993, Mr. Pruett served in various capacities with CB&T and/or TSYS, including Senior Vice President.

(4)	Kenneth L. Tye was elected as Senior Executive Vice President and Chief Information Officer of TSYS in April 2004. From 1999 until 2004, Mr. Tye served as Executive Vice President and Chief Information Officer of TSYS. From 1971 until 1999, Mr. Tye served in various capacities with CB&T and/or TSYS, including Senior Vice President.

(5)	G. Sanders Griffith III, has served as General Counsel of TSYS since 1988 and was elected as Secretary of TSYS in June 1995. Mr. Griffith currently serves as Senior Executive Vice President, General Counsel and Secretary of Synovus and has held various positions with Synovus since 1988.

STOCK OWNERSHIP OF DIRECTORS
AND EXECUTIVE OFFICERS

The following table sets forth ownership of shares of TSYS stock by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of December 31, 2006.

	Shares of TSYS	Shares of TSYS	Shares of TSYS
	Stock	Stock	Stock		Percentage of
	Beneficially	Beneficially	Beneficially	Total	Outstanding
	Owned with	Owned with	Owned with	Shares of	Shares of
	Sole Voting	Shared Voting	Sole Voting and	TSYS Stock	TSYS Stock
	and Investment	and Investment	No Investment	Beneficially	Beneficially
	Power as of	Power as of	Power as of	Owned as of	Owned as of
Name	12/31/06	12/31/06	12/31/06	12/31/06(1)	12/31/06

Richard E. Anthony	1,033	—	—	1,033	*
James H. Blanchard	668,961	360,480	—	1,029,441	1
Richard Y. Bradley	24,866	5,000	1,000	30,866	*
Kriss Cloninger III	2,084	—	1,000	3,084	*
G. Wayne Clough	7,065	—	1,000	8,065	*
Walter W. Driver, Jr.	3,789	—	1,000	4,789	*
Gardiner W. Garrard, Jr.	24,008	—	1,000	25,008	*
Sidney E. Harris	6,728	—	1,000	7,728	*
Alfred W. Jones III	7,919	—	1,000	8,919	*
Mason H. Lampton	74,399	30,614	1,000	106,013	*
James B. Lipham	69,533	600	21,223	151,356	*
W. Walter Miller, Jr.	80,224	47,362	1,000	128,586	*
H. Lynn Page	281,078	120,996	1,000	403,074	*
William A. Pruett	139,666	—	24,769	199,135	*
Philip W. Tomlinson	548,742	39,864	103,163	986,769	1
John T. Turner	21,600	576,000	1,000	598,600	*
Kenneth L. Tye	64,656	850	22,782	88,288	*
Richard W. Ussery	543,084	66,000	—	929,084	*
M. Troy Woods	50,190	2,930	80,674	138,794	*
James D. Yancey	568,751	42,730	1,000	612,481	*
Rebecca K. Yarbrough	212,964	332,399 (2)	1,000	546,363	*
Directors and Executive Officers as a Group (22 persons)	3,404,028	1,625,825	282,345	6,026,898	3

*  Less than one percent of the outstanding shares of TSYS stock.

(1)	The totals shown in the table above for each of the directors and executive officers of TSYS listed below include the following shares as of December 31, 2006: (a) under the heading “Stock Options” the number of shares of TSYS stock that each individual had the right to acquire within 60 days through the exercise of stock options, and (b) under the heading “Pledged Shares” the number of shares of TSYS stock that were pledged, including shares held in a margin account.

Name	Stock Options	Pledged Shares

Mason H. Lampton	—	50,000
James B. Lipham	60,000	—
William A. Pruett	34,700	—
Philip W. Tomlinson	295,000	—
Richard W. Ussery	320,000	—
M. Troy Woods	5,000	—
Rebecca K. Yarbrough	—	20,000

(2)	Includes 72,000 shares of TSYS stock held in a trust for which Ms. Yarbrough is not the trustee. Ms. Yarbrough disclaims beneficial ownership of these shares.

For a detailed discussion of the beneficial ownership of Synovus stock by TSYS’ named executive officers and directors and by all directors and executive officers of TSYS as a group, see “Synovus Stock Ownership of Directors and Management” on page 44.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of four directors, each of whom the Board has determined to be an independent director as defined by the listing standards of the New York Stock Exchange. The duties of the Audit Committee are summarized in this Proxy Statement under “Committees of the Board” on page 3 and are more fully described in the Audit Committee charter adopted by the Board of Directors.

One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight responsibility regarding the integrity of TSYS’ financial statements and systems of internal controls. Management is responsible for TSYS’ accounting and financial reporting processes, the establishment and effectiveness of internal controls and the preparation and integrity of TSYS’ consolidated financial statements. KPMG LLP, TSYS’ independent auditor, is responsible for performing an independent audit of TSYS’ consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing opinions on whether those financial statements are presented fairly in conformity with accounting principles generally accepted in the United States, on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of TSYS’ internal control over financial reporting. The Audit Committee is directly responsible for the compensation, appointment and oversight of KPMG LLP. The function of the Audit Committee is not to duplicate the activities of management or the independent auditor, but to monitor and oversee TSYS’ financial reporting process.

In discharging its responsibilities regarding the financial reporting process, the Audit Committee:

•	Reviewed and discussed with management and KPMG LLP TSYS’ audited financial statements as of and for the year ended December 31, 2006;

•	Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and

•	Received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP their independence.

Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in TSYS’ Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

The Audit Committee
H. Lynn Page, Chair
Kriss Cloninger III
Sidney E. Harris
John T. Turner

KPMG LLP Fees and Services

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of TSYS’ annual financial statements for the years ended December 31, 2006 and December 31, 2005 and fees billed for other services rendered by KPMG during those periods.

	2006	2005

Audit Fees(1)	$1,414,000	$1,167,000
Audit Related Fees(2)	1,705,000	1,226,000
Tax Fees(3)	400,000	355,000
All Other Fees	-0-	-0-

Total	$3,519,000	$2,748,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of TSYS’ financial statements and internal control over financial reporting, reviews of quarterly financial information and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit related fees consisted principally of certain agreed upon procedures engagements, employee benefit plan audits and assurance related services associated with data center reviews.

(3)	Tax fees consisted of fees for tax compliance/preparation ($13,000 in 2006) and tax consultation ($387,000 in 2006) services.

Policy on Audit Committee Pre-Approval

The Audit Committee has the responsibility for appointing, setting the compensation for and overseeing the work of TSYS’ independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor in order to assure that the provision of these services does not impair the independent auditor’s independence. TSYS’ Audit Committee Pre-Approval Policy addresses services included within the four categories of audit and permissible non-audit services, which include Audit Services, Audit Related Services, Tax Services and All Other Services.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. In addition, the Audit Committee must specifically approve permissible non-audit services classified as All Other Services.

Prior to engagement, management submits to the Committee for approval a detailed list of the Audit Services, Audit Related Services and Tax Services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Each specified service is allocated to the appropriate category and accompanied by a budget estimating the cost of that service. The Committee will, if appropriate, approve both the list of Audit Services, Audit Related Services and Tax Services and the budget for such services.

The Committee is informed at each Committee meeting as to the services actually provided by the independent auditor pursuant to the Pre-Approval Policy. Any proposed service that is not separately listed in the Pre-Approval Policy or any service exceeding the pre-approved fee levels must be specifically pre-approved by the Committee. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions made by him to the Committee at its next scheduled meeting.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis (“CD&A”) describes our compensation program for the executive officers named in the Summary Compensation Table on page 36 (“named executive officers”). Specifically, the CD&A addresses:

•	the objectives of our compensation program (found in the section entitled “Compensation Philosophy and Overview”);

•	what our compensation program is designed to reward (also described in the section entitled “Compensation Philosophy and Overview”);

•	each element of compensation (set forth in the section entitled “Primary Elements of Compensation”);

•	why each element was chosen (described with each element of compensation including base pay, short-term incentives and long-term incentives);

•	how amounts and formulas for pay are determined (also described with each element of compensation including base pay, short-term incentives and long-term incentives); and

•	how each compensation element and our decisions regarding that element fit into TSYS’ overall compensation objectives and affect decisions regarding other elements (also described with each element of compensation, as well as in the section entitled “Benchmarking”).

For information about the Compensation Committee and its charter, its processes and procedures for administering executive compensation, the role of compensation consultants and other governance information, please see “Committees of the Board” on page 3.

Compensation Philosophy and Overview

TSYS has established a compensation program for our executives that is competitive, performance-oriented and designed to support our strategic goals. The goals and objectives of our compensation program are described below.

TSYS’ executive compensation program is designed to compete in the markets in which we seek executive talent. We believe that we must maintain a compensation program that allows us to recruit top level executive talent and that will prevent our executives from being recruited from us. Our compensation program is also designed to be performance-oriented. A guiding principle in developing our compensation program has been “average pay for average performance — above-average pay for above-average performance.” As a result, a significant portion of the total compensation of each executive is at risk based on short and long-term performance. Because of our emphasis on performance, we also believe that compensation generally should be earned by executives while they are actively employed and can contribute to TSYS’ performance.

TSYS’ compensation program is also designed to support corporate strategic goals, including growth in earnings and growth in shareholder value. As described in more detail below, earnings growth is the primary driver of our short-term incentive program and growth in shareholder value is the primary driver of our long-term incentive program. TSYS believes that the high degree of performance orientation and the use of goals based upon growth in earnings and growth in shareholder value in our incentive plans aligns the interests of our executives with the interests of our shareholders. In addition, TSYS has adopted stock ownership guidelines in connection with our equity compensation programs, which further align our executives’ interests with the interests of our shareholders.

Primary Elements of Compensation

There are three primary elements of compensation in TSYS’ executive compensation program: base pay, short-term incentive compensation and long-term incentive compensation. Short-term and long-term incentive compensation are tied directly to performance. Short-term incentive compensation is based upon fundamental operating performance of TSYS measured over a one-year period. For the reasons described below, long-term incentive compensation is based upon Synovus’ total shareholder return measured over a three-year period. TSYS has not established a specific targeted “mix” of compensation between base pay and short-term and long-term incentives. However, both short-term and long-term incentives are based upon percentages or multiples of base pay. If both short-term and long-term incentives are paid at target, long-term incentives is the largest portion of an executive’s total compensation package. For example, if short-term and long-term incentives are paid at target, long-term incentives would constitute almost fifty percent of an executive’s total compensation package, thereby illustrating our emphasis on performance and growth in shareholder value.

Base Pay.  Base pay is seen as the amount paid to an executive for performing his or her job on a daily basis. To ensure that base salaries are competitive, TSYS targets base pay at the median (e.g., the 50th percentile) of the market for similarly situated positions, based upon each executive’s position and job responsibilities. In order to benchmark base pay, TSYS selects a peer group of companies (the “Peer Companies”). The Peer Companies are selected by considering companies that compete in TSYS’ market for business and for talent, companies with similar business operations and focus and companies with similar organization size (revenues approximately one-half to two times those of TSYS). In selecting the Peer Companies, potential companies were reviewed with the same Global Industry Classification Standards codes as TSYS and previously identified peer companies, service companies in the Dow Jones Industrial Goods and Services Index and companies in the Standard and Poors Software and Services Index. For 2006, the Peer Companies were: Acxiom Corp., Affiliated Computer Services, Inc., Alliance Data Systems Corp., BISYS Group, Inc., Ceridian Corp., Checkfree Corp., ChoicePoint Inc., Convergys Corp., eFunds Corp., Equifax Inc., Fair Isaac Corp., Fidelity National Information Services, Inc., Fiserv, Inc., Global Payments Inc., NCO Group, Inc., Paychex, Inc., Sabre Holdings Corp. and Teletech Holdings, Inc.

When establishing base salaries, the Committee compares each executive’s current base pay to the market median for that position using proxy information from the Peer Companies as well as external market surveys. For certain positions for which there is no clear market match in the benchmarking data, TSYS uses a blend of two or more positions from the benchmarking data. The Committee also reviews changes in the benchmarking data from the previous year. The Committee then uses this data to establish a competitive base salary for each executive. For example, an executive whose base salary is below the benchmarking target for his or her position may receive a larger percentage increase than an executive whose base salary exceeds the benchmarking target for his or her position.

In addition to market comparisons of similar positions at the Peer Companies, individual performance may affect base pay. For example, an executive whose performance is not meeting expectations may receive no increase in base pay or a smaller base pay increase in a given year. On the other hand, an executive with outstanding performance may receive a larger base pay increase or more frequent base pay increases.

Base pay is not directly related to TSYS’ performance, except over the long term since revenues are used in benchmarking base pay against the Peer Companies. Comparison of an executive’s base salary to the base salaries of other TSYS executives may also be a factor in establishing base salaries, especially with respect to positions for which there is no clear market match in the base pay benchmarking data. For 2006, all of the base pay increases for the named executive officers were calculated taking into account the market data described above as well as existing base salaries, the 2006 merit budget, internal pay equity, individual performance, experience, time in position and retention needs.

Because of the process we use to establish base pay, large increases in base pay generally occur only when an executive is promoted into a new position.

Short-Term Incentives.  In addition to base salary, our executive compensation program includes short-term incentive compensation. We have elected to pay short-term incentive compensation in order to (1) provide an incentive for executives to meet our short-term earnings growth goals, and (2) ensure a competitive compensation program given the marketplace prevalence of short-term incentive compensation.

Our short-term incentive program is tied directly to our fundamental operating performance measured over a one-year period. Each year, the Committee establishes a target for earnings per share (“EPS”) growth. The target is generally set based upon EPS growth guidance that has been publicly disclosed by TSYS. A target goal of 100% equates to a “market” award, which is a typical short-term incentive award for similar positions at the Peer Companies, expressed as a percentage of base salary. Actual short-term incentive targets for 2006 were set taking into account median market data at the Peer Companies, as well as existing incentive targets, internal pay equity, individual performance and retention needs. The target short-term incentive percentage for Messrs. Tomlinson and Woods is 100% of base salary and the target short-term incentive percentage for TSYS’ other named executive officers is 85% of base salary.

The amount of a short-term incentive award can range from zero to 200% of a target grant in accordance with a schedule approved by the Committee each year. For 2006, the Committee approved the following schedule:

EPS Percentage Growth	Percent of Target Bonus Paid

34% and above	200%
33%	192.5%
32%	180%
31%	167.5%
30%	155%
29%	142.5%
28%	130.0%
27%	117.5%
26%	105%
25.3%	100%
25%	95%
24%	90%
23%	80%
22%	60%
21%	50%
Below 21%	0%

Although the target EPS growth goal set by the Committee is generally based upon the initial EPS guidance which has been publicly disclosed by TSYS calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), from time to time the target percentages are based on non-GAAP EPS growth percentages for purposes of determining short-term incentive compensation because of unusual events that could occur during the year. These events include changes in accounting and regulatory standards, changes in tax rates and laws, charges for corporate or workforce restructurings, acquisitions and divestitures and expenses or income associated with the conversion or deconversion of a major TSYS customer. In 2006, the target EPS growth goal under the short-term incentive payout schedule was made more difficult by the amount of the net financial impact of the deconversion of Bank of America’s consumer credit card portfolio from TSYS.

As is common practice in the market, short-term incentives are paid in a lump-sum cash payment as soon as practicable in the year following the performance year, usually no later than February 15. Under the short-term incentive plan, the Committee has the right to exercise downward discretion and reduce the amount that would otherwise be awarded under the above schedule. For example, the short-term incentive awards can be reduced to reflect individual or business unit performance, to exclude unanticipated, non-recurring gains, or for affordability (reduced in order to fund another expense, such as other incentive compensation or retirement plans).

The short-term incentive awards for 2006 are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The 2006 short-term incentive awards were paid at 130% of target based upon the bonus payout schedule approved by the Committee (TSYS had a 28% increase in EPS for 2006).

Long-Term Incentives.  Our executive compensation program also includes long-term incentive compensation, which is paid in equity of TSYS and Synovus. It is important to understand the relationship of TSYS and Synovus in order to appreciate our rationale and process for determining long-term incentive awards, which relationship is described in the following paragraph.

Synovus owns 81.1% of the outstanding shares of TSYS stock. Although TSYS stock is publicly traded on the NYSE, only the 19% of TSYS stock that is not owned by Synovus is available for trading. Consequently, there is limited float in TSYS stock, which negatively impacts its liquidity. For this reason, we have concluded that TSYS’ shareholder return is not the most appropriate measure of growth under TSYS’ long-term incentive compensation program. The shareholder return of Synovus is directly affected by TSYS’ shareholder return because of Synovus’ 81.1% ownership of TSYS. By recommending that TSYS executives be granted Synovus stock, and by linking the grant of equity awards to how well Synovus has performed, we have ensured that the interests of TSYS executives are directly linked to the interests of Synovus shareholders. We believe this connection to Synovus shareholders is important because of the substantial impact that TSYS’ performance has on the market capitalization of Synovus. As a result, Synovus’ total shareholder return is used as the basis for TSYS’ long-term incentive compensation program and this has proven to be an effective approach.

We have elected to pay long-term incentive compensation in order to: (1) provide an incentive for our executives to provide exceptional shareholder return to shareholders by tying a significant portion of their compensation opportunity to growth in shareholder value, (2) align the interests of executives with shareholders by awarding executives equity in TSYS and Synovus, and (3) ensure a competitive compensation program given the market prevalence of long-term incentive compensation.

TSYS’ long-term incentive plan awards equity to executives based upon performance, as measured by total shareholder return (“TSR”) of Synovus, over a three-year period. We use a three-year period to measure performance for purposes of our long-term incentive awards in order to reduce the impact of unusual events that may occur in a given year.

Under TSYS’ long-term incentive program, TSR is measured in two ways: (1) absolute TSR of Synovus, and (2) TSR compared to the competitors of Synovus. TSR for each measurement period is calculated by dividing Synovus’ stock price appreciation and dividends paid by the beginning stock price. We use both measures of shareholder return because we believe shareholders are interested both in how Synovus’ shareholder return compares to the competitors of Synovus, as well as their actual return on their investment. The competitors of Synovus, for purposes of long-term incentives, are the banks in the Keefe, Bruyette and Woods 50 Index (“KBW 50”). The KBW 50, which is a published banking index, was selected for awarding long-term incentives to ensure that the companies are chosen by an independent third party and to provide consistency from year to year in the assessment of long-term performance for incentive purposes.

The amount of long-term incentives awarded to executives each year is based upon a performance grid approved by the Committee. The performance grid has been in place substantially in its current form for over a decade. This grid is reproduced below showing the absolute TSR of Synovus over the three preceding calendar years as the horizontal measurement and the percentile performance of Synovus against the KBW 50 over the three preceding calendar years as the vertical measurement.

PAYOUT AS A PERCENT OF TARGET

Percentile of 3-year
SNV TSR vs. KBW 50
90th	75%	100%	150%	200%	250%
70th	50%	100%	125%	150%	200%
50th	50%	75%	100%	125%	150%
30th	50%	50%	75%	100%	100%
<30th	*	50%	50%	75%	75%
	<4%	4%	8%	10%	16%

	3-Year Annualized Synovus TSR

*	Long-term incentives are awarded at 50% of target and solely in Synovus stock options as described below.

The award percentages in the performance grid are multiplied by the amount of a target long-term incentive award, which is expressed as a percentage of base salary at the time the award is made. Actual long-term incentive targets are established taking into account market median data at the Peer Companies, as well as existing incentive targets, internal pay equity, individual performance and retention needs. The target long-term incentive percentage for Messrs. Tomlinson and Woods is 200% of base salary and the target long-term incentive percentage for TSYS’ other named executive officers is 150% of base salary.

TSYS believes that there are advantages and disadvantages to every form of equity award. As a result, awards payable under the performance grid are generally paid 50% in TSYS restricted stock and 50% in Synovus stock options, but the Committee has the discretion to vary the form of the award as needed for accounting, tax or other reasons. The 50%/50% “split” in equity awarded is based upon the estimated overall value of the award as of the date of grant (a stock option is estimated to be equal to one-third the value of a restricted stock award). Although TSYS prefers for all awards to be made in equity of TSYS, there are not enough shares of TSYS available for such awards because of TSYS’ 81% ownership by Synovus. As a result, restricted stock awards are made in TSYS stock, while stock option awards are made in Synovus stock. The Compensation Committee of Synovus grants Synovus stock options to TSYS executives based upon the recommendation of the TSYS Committee.

In the event that Synovus’ TSR falls within the bottom left-hand corner of the payout grid (i.e., Synovus’ annualized TSR is less than 4% and is also less than the 30th percentile compared to the KBW 50) for a particular year, executives will be awarded 50% of a target long-term incentive award, awarded solely in Synovus stock options, issued at fair market value (i.e., closing price) on the date of the award. The Committee believes that executives should receive a stock option grant even if Synovus’ TSR falls within this category because the Peer Companies would make such a grant and the stock price must appreciate from that point in order for the executive to benefit from the grant.

Because the Synovus and TSYS Compensation Committees may take action to approve equity awards on or near the date that Synovus’ and TSYS’ earnings are released, respectively, the Committees have established the last business day of the month in which earnings are released as the grant date for equity awards to ensure that the annual earnings releases have had time to be absorbed by the market before equity awards are granted and stock option exercise prices are established. TSYS released its annual earnings on January 17, 2006, and the TSYS Compensation Committee granted TSYS restricted stock awards to the named executive officers on January 31, 2006. Synovus released its annual earnings on January 18, 2006. The Synovus Compensation Committee met on January 18, 2006 to approve Synovus stock option grants to the named executive officers effective January 31, 2006. As a result, the grant date for long-term incentive awards (Synovus stock options and TSYS restricted stock awards) was January 31, 2006. The closing price of Synovus stock on January 31, 2006 was used as the exercise price for stock options and to determine the FAS 123(R) accounting expense and was also used for disclosure in the compensation tables in this Proxy Statement.

In 2006, long-term incentive equity awards were granted to TSYS’ named executive officers pursuant to the above grid based upon the 2003-2005 performance period. For this performance period, Synovus’ annualized TSR was 14.73% and Synovus’ TSR was in the 49th percentile of the KBW 50. Under the grid, this resulted in a long-term incentive award equal to 140% of target. The equity awards made to TSYS’ named executive officers in 2006 are set forth in the “All Other Stock Awards” and “All Other Option Awards” columns in the Grant of Plan-Based Awards Table. The “split” in long-term incentive awards for all of the named executive officers was 50% Synovus stock options and 50% TSYS restricted stock awards.

In addition to the annual long-term incentive awards awarded pursuant to the performance grid described above, the Committee has granted other long-term incentive awards in certain circumstances. For example, the Committee made TSYS restricted stock award grants to Messrs. Tomlinson and Woods in 2005 to reflect their promotion to Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, and to serve as a vehicle for retaining their services in their new roles. Although the grants to Messrs. Tomlinson and Woods were awarded primarily for retention, the Committee approved performance-based grants to link their awards to a threshold level of performance. The awards to Messrs. Tomlinson and Woods vest over a seven year period. With respect to these awards, the Committee establishes performance measures each year during the seven year period and, if the performance measure is attained for a particular year, 20% of the award vests. The performance measure established for 2006 was 75% of the EPS target established under TSYS’ short-term incentive plan. Because this measure was exceeded for 2006, 20% of the awards to Messrs. Tomlinson and Woods vested in 2006.

The Committee also recommended that “challenge grant” stock options in Synovus stock be granted to each of the named executive officers. The Synovus Compensation Committee granted such options on May 10, 2001. The challenge grants were significant in size, with Mr. Tomlinson receiving 500,000 stock options and each of the other named executive officers receiving a grant of 400,000 stock options. The challenge grants were designed to provide these executives with an incentive for exceptional growth in shareholder return, as well as to retain the services of the executives who received the grants for a significant period of time. The challenge grants vest in equal installments if the fair market value of Synovus stock exceeds $40, $45 and $50 per share. The challenge grants also vest on May 10, 2008 if the stock price targets are not attained prior to such date, provided the executives remain in the continuous employment of TSYS through such date.

Benchmarking

As described above, TSYS benchmarks base salaries and “market” short-term and long-term incentive target awards with the Peer Companies. TSYS also benchmarks total compensation (base salary, short-term incentives and long-term incentives) of its executives. TSYS uses the Peer Companies for benchmarking total compensation, as well as external market surveys. TSYS uses a three-year look back of the total compensation benchmark data to reduce the impact of short-term fluctuations in the data which may occur from year to year. When reviewing the total compensation benchmarking data, TSYS focuses on total compensation opportunities, not necessarily the amount of compensation actually paid, which varies depending upon TSYS’ performance results due to the program’s performance orientation. For example, over the past five years, TSYS’ long-term incentive awards have been below target for three of the five years, at target for one year and above-target for one year. Although these awards result in total compensation amounts for TSYS’ executives that could be considered below market, the Committee believes the amount of compensation paid to its executives is appropriate given Synovus’ shareholder return during this five-year period.

Perquisites

Perquisites are a very small part of our executive compensation program. Perquisites are not tied to performance of TSYS. Perquisites are offered to align our compensation program with competitive practices because similar positions at the Peer Companies offer similar perquisites. The perquisites offered by TSYS are set forth in footnotes (5) and (6) of the Summary Compensation Table. Considered both individually and in the aggregate, we believe that the perquisites we offer to our named executive officers are reasonable and appropriate.

Employment Agreements

TSYS does not generally use employment agreements with respect to its executives, except in unusual circumstances such as acquisitions. None of the named executive officers have employment agreements.

Retirement Plans

Our compensation program also includes retirement plans designed to provide income following an executive’s retirement. We have chosen to use defined contribution retirement plans because we believe that defined benefit plans are difficult to understand, difficult to communicate, and contributions to defined benefit plans often depend upon factors that are beyond TSYS’ control, such as the earnings performance of the assets in such plans compared to actuarial assumptions inherent in such plans. TSYS offers three qualified defined contribution retirement plans to its employees: a money purchase pension plan, a profit sharing plan and a 401(k) savings plan.

The money purchase pension plan has a fixed 7% of compensation employer contribution every year. The profit sharing plan and any employer contribution to the 401(k) savings plan are tied directly to TSYS’ performance. There are opportunities under both the profit sharing plan and the 401(k) savings plan for employer contributions of up to 7% of compensation based upon the achievement of EPS growth goals. For 2006, TSYS’ named executive officers received a contribution of 7% of compensation under the profit sharing plan and 3% of compensation under the 401(k) savings plan based upon TSYS’ performance. The retirement plan contributions for 2006 are included in the “All Other Compensation” column in the Summary Compensation Table.

In addition to these plans, the Synovus/TSYS Deferred Compensation Plan (“Deferred Plan”) replaces benefits lost under the qualified plans due to legal limits imposed by the IRS. The Deferred Plan does not provide “above market” interest. Instead, participants in the Deferred Plan can choose to invest their accounts among mutual funds that are generally the same as the mutual funds that are offered in the 401(k) savings plan. The executives’ Deferred Plan accounts are held in a rabbi trust, which is subject to claims by TSYS’ creditors. The employer contribution to the Deferred Plan for 2006 for named executive officers is set forth in the “All Other Compensation” column in the Summary Compensation Table and the earnings on the Deferred Plan accounts during 2006 for named executive officers is set forth in the “Aggregate Earnings in Last FY” column in the Nonqualified Deferred Compensation Table and in the “All Other Compensation” column in the Summary Compensation Table.

Post-Termination Compensation Philosophy

TSYS’ compensation program is designed to reflect TSYS’ philosophy that compensation generally should be earned while actively employed. Although retirement benefits are paid following an executive’s retirement, the benefits are earned while employed and are substantially related to performance as described above. TSYS has entered into limited post-termination arrangements when appropriate, such as the change of control agreements which are described in the “Potential Payouts Upon Termination or Change of Control” section.

TSYS chose to enter into change of control arrangements with its executives: (1) to ensure the retention of executives and an orderly transition during a change of control, (2) to ensure that executives would be financially protected in the event of a change of control so they continue to act in the best interests of TSYS while continuing to manage TSYS during a change of control, and (3) to ensure a competitive compensation package because such arrangements are common in the market and it was determined that such agreements were important in recruiting executive talent. During 2004 and the beginning of 2005, the Committee reviewed the change of control arrangements and determined that certain provisions were not in line with the Committee’s philosophy or market practice. As a result, the change of control agreements for the named executive officers were amended at the beginning of 2005 to: (1) toughen the definition of a “change of control” from a merger in which the former shareholders of Synovus or TSYS own less than two-thirds (2/3) of the surviving company to a merger in which less than sixty percent (60%) of the surviving company is owned by the former shareholders, (2) implement a “double trigger” (as described below) in order for benefits to be paid under the agreements, thereby eliminating the ability of an executive to trigger benefits by voluntarily resigning during the 13th month following a change of control, (3) extend the time during which an executive can receive benefits under the agreement upon an involuntary termination without cause or a voluntary termination for good reason from one year to two years, and (4) provide that a gross-up for excise taxes only occurs if the total change of control payments exceed 110% of the applicable IRS cap. A “double trigger” means that two events must occur in order for benefits to be paid: (1) a change of control, and (2) a termination of employment (actual or constructive) within two years following the change of control. The Committee specifically chose a “double trigger” form of agreement because the Committee believed that “double trigger” agreements provided executives with sufficient financial protection in the event of a change of control and because “double trigger” agreements were the prevalent market practice.

Stock Ownership Guidelines

To align the interests of its executives with shareholders, TSYS has implemented stock ownership guidelines for its executives. Under the guidelines, executives are required to maintain either five, four or three times the amount of their base salary in TSYS stock. TSYS’ Chief Executive Officer is required to maintain five times his base salary, the President four times his base salary and the other executive officers three times their base salaries. The guidelines are recalculated at the beginning of each calendar year. The guideline was initially adopted January 1, 2004 and executives had a five-year grace period to fully achieve the guideline with an interim three-year goal. Until the guideline is achieved, executives are required to retain all net shares received upon the exercise of stock options, excluding shares used to pay the option’s exercise price and any taxes due upon exercise. In the event of a severe financial hardship, the guidelines permit the development of an alternative ownership plan by the Chairman of the Board of Directors and Chairman of the Compensation Committee. All executives are currently in compliance with the guideline.

Tally Sheets

The Committee has reviewed tally sheets for each of TSYS’ named executive officers. The tally sheets add up all forms of compensation for each officer and also provide estimates of the amounts payable to each executive upon the occurrence of potential future events, such as a change of control, retirement, voluntary or involuntary termination, death and disability. The tally sheets are used to provide the Committee with total compensation amounts for each executive so that the Committee can determine whether the amounts are reasonable or excessive. Although the tally sheets are not used to benchmark total compensation with specific companies, the Committee considers total compensation paid to executives at other companies in considering the reasonableness of our executives’ total compensation. After reviewing the tally sheets, the Committee determined that the total compensation amounts are fair, reasonable and competitive.

Other Policies

Restatements.  TSYS does not have a formal policy regarding the recovery of awards or payouts in the event the financial statements upon which TSYS’ performance measurements are based are restated or otherwise adjusted in a manner that could reduce the size of an award. TSYS believes that the decision of whether a recovery is appropriate would depend upon the facts and circumstances surrounding the restatement or adjustment.

Tax Considerations.  We have structured most forms of compensation paid to our executives to be tax deductible. For example, Internal Revenue Code Section 162(m) limits the deductibility of compensation paid by a publicly-traded corporation to its Chief Executive Officer and four other highest paid executives for amounts in excess of $1 million, unless certain conditions are met. The base salaries of all of our named executive officers are tax-deductible because they are less than $1 million. In addition, the short-term and long-term incentive plans have been approved by shareholders and awards under these plans are designed to qualify as “performance-based” compensation to ensure deductibility under Code Section 162(m). We reserve the right to provide compensation which is not tax-deductible, however, if we believe the benefits of doing so outweigh the loss of a tax deduction. The only form of executive compensation not currently tax-deductible by TSYS is the personal use of corporate aircraft. We believe that a small amount of personal use each year is an appropriate perquisite for our executives, despite the loss of a tax deduction.

In general, TSYS does not “gross-up” its officers for taxes that are due with respect to their compensation. An example of an exception to this rule is for excise taxes that may be due with respect to the change of control agreements, as described above.

Accounting Considerations.  We account for all compensation paid in accordance with GAAP. The accounting treatment has generally not affected the form of compensation paid to named executive officers.

Board Fees.  Our executives who serve on the Board of Directors of TSYS are paid the same cash director fees as those paid to non-executive directors and are also entitled to participate in TSYS’ Director Stock Purchase Plan, which is described under “Equity Compensation of Directors.” However, directors who are also executives do not receive the equity compensation that is granted to non-executive directors of TSYS. Although paying cash director fees to “inside” executives who serve on Boards of Directors is not the prevalent market practice, it has been the historical practice at TSYS for many years and constitutes a small portion of affected executive’s total compensation amount. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Conclusion

For the reasons described above, we believe that each element of compensation offered in our executive compensation program, and the total compensation delivered to each named executive officer, is fair, reasonable and competitive.

Significant Events After December 31, 2006

Synovus stock options and TSYS restricted stock awards were granted to TSYS’ named executive officers effective January 31, 2007 in accordance with the performance grid discussed under “Long-Term Incentives” above. The awards, which were made based upon Synovus’ TSR for the 2004-2006 performance period, were made at 50% of target. Messrs. Tomlinson, Lipham, Woods, Pruett and Tye were each granted Synovus stock option awards of 30,630, 11,715, 21,516, 13,952 and 13,212 shares, respectively, at an exercise price of $31.93, the closing price of Synovus stock on January 31, 2007. In addition, Messrs. Tomlinson, Lipham, Woods, Pruett and Tye were each granted TSYS restricted stock awards of 10,550, 4,035, 7,411, 4,806 and 4,551 shares, respectively, effective January 31, 2007. The stock options and restricted stock awards vest over a three year period, in equal annual installments of one-third each, on January 31, 2008, January 31, 2009 and January 31, 2010. The awards will be described in detail in next year’s Proxy Statement.

COMPENSATION COMMITTEE REPORT

TSYS’ Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Mason H. Lampton, Chair
G. Wayne Clough
Walter W. Driver, Jr.

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation for each of the named executive officers for the fiscal year ended December 31, 2006.

The named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal year ended December 31, 2006. The short-term incentive amounts paid to the named executives are set forth in the “Non-Equity Incentive Plan Compensation” column. TSYS’ methodology and rationale for short-term incentive compensation are described in the Compensation Discussion and Analysis above.

The named executive officers did not receive any compensation that is reportable under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column because, as described in the Compensation Discussion and Analysis, TSYS has no defined benefit pension plans and does not pay above-market interest on deferred compensation. The 2006 retirement plan contributions and earnings for the named executive officers are set forth in the “All Other Compensation” column.

							Change in
							Pension
							Value and
							Nonquali-
						Non-Equity	fied
						Incentive	Deferred
						Plan	Com-	All Other
				Stock	Option	Com-	pensation	Com-
		Salary	Bonus	Awards	Awards	pensation	Earnings	pensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)	($)	($)		Total ($)

Philip W. Tomlinson	2006	$652,000	—	$583,775	$1,157,063	$847,600	—	$451,567	(3)(4)(5)(6)	$3,692,005
Chairman of the Board and Chief Executive Officer
James B. Lipham	2006	332,500	—	144,180	738,935	367,413	—	152,604	(4)(5)(6)	1,735,632
Senior Executive Vice President and Chief Financial Officer
M. Troy Woods	2006	458,000	—	473,229	824,221	595,400	—	299,761	(3)(4)(5)	2,650,611
President and Chief Operating Officer
William A. Pruett	2006	396,000	—	168,190	756,590	437,580	—	171,179	(4)(5)(6)	1,929,539
Senior Executive Vice President and Chief Client Officer
Kenneth L. Tye	2006	375,000	—	154,474	745,859	414,375	—	159,633	(4)(7)	1,849,341
Senior Executive Vice President and Chief Information Officer

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for 2006 in accordance with FAS 123(R) and include amounts from awards granted in 2006 and prior to 2006. For a discussion of the restricted stock awards reported in this column, see Note 14 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2006.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for 2006 in accordance with FAS 123(R) and include amounts from awards granted in 2006 and prior to 2006. For a discussion of the assumptions made in the valuation of the stock option awards reported in this column, see Note 14 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2006.

(3)	Amount includes director fees paid in cash of $80,000 for Mr. Tomlinson in connection with his service as a director of TSYS and an advisory director of Synovus and $45,000 for Mr. Woods in connection with his service as a director of TSYS.

(4)	Amount includes allocations to qualified defined contribution plans of $37,400 for each executive and allocations (including earnings) to nonqualified deferred compensation plans of $319,683, $105,136, $199,491, $120,735 and $122,233 for Messrs. Tomlinson, Lipham, Woods, Pruett and Tye, respectively.

(5)	Amount includes the costs incurred by TSYS in connection with providing the perquisite of an automobile allowance. Amount also includes the incremental cost to TSYS for reimbursement of country club dues, if any, and the incremental cost to TSYS for personal use of the corporate aircraft. Amounts for these items are not quantified because they do not exceed the greater of $25,000 or 10% of the total amount of perquisites.

(6)	In addition to the items noted in footnote (5), the amount also includes for Messrs. Tomlinson, Lipham and Pruett the costs incurred by TSYS for spousal entertainment (recreational activities at the TSYS Board retreat) and for Messrs. Tomlinson and Lipham the incremental cost incurred by TSYS for security alarm monitoring, if any, and the costs incurred by TSYS for reimbursement for financial planning services. Amounts for these items are not quantified because they do not exceed the greater of $25,000 or 10% of the total amount of perquisites.

(7)	Amount excludes perquisites because the total value of perquisites does not exceed $10,000.

GRANTS OF PLAN-BASED AWARDS
for the Year Ended December 31, 2006

The table below sets forth the short-term incentive compensation (payable in cash) and long-term incentive compensation (payable in the form of TSYS restricted stock awards and Synovus stock options) awarded to the named executive officers for 2006.

									All Other	All Other
									Stock	Option		Grant
									Awards:	Awards:	Exercise	Date Fair
			Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Value of
			Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	Stock
		Action	Plan Awards(2)			Plan Awards			Stock or	Underlying	Option	and
	Grant	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Date	(1)	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/Sh)	Awards

Philip W. Tomlinson	1-31-06	—							44,033	—	—	$864,368
	1-31-06	1-18-06							—	93,714	$27.67	615,701
			$0	$652,000	$1,304,000	—	—	—
James B. Lipham	1-31-06	—							16,495	—	—	323,797
	1-31-06	1-18-06							—	35,106	27.67	230,646
			0	282,625	565,250	—	—	—
M. Troy Woods	1-31-06	—							30,239	—	—	593,592
	1-31-06	1-18-06								64,359	27.67	422,839
			0	458,000	916,000	—	—	—
William A. Pruett	1-31-06	—							19,323	—	—	379,310
	1-31-06	1-18-06							—	41,125	27.67	270,191
			0	336,600	673,200	—	—	—
Kenneth L. Tye	1-31-06	—							17,972	—	—	352,790
	1-31-06	1-18-06							—	38,251	27.67	251,309
			0	318,750	637,500	—	—	—

(1)	The TSYS Compensation Committee approved the grant of TSYS restricted stock awards to the named executive officers on January 31, 2006. The Synovus Compensation Committee met on January 18, 2006 and approved the grant of Synovus stock option awards to the named executive officers effective January 31, 2006.

(2)	The amounts shown in this column represent the minimum, target and maximum amounts payable under TSYS’ Executive Cash Bonus Plan for 2006. Awards are paid in cash and are based upon attainment of adjusted earnings per share growth goals.

(3)	The number set forth in this column reflects the number of shares of TSYS restricted stock awarded to each executive during 2006. The restricted stock awards vest over a three-year period, with one-third of the shares vesting on each of the first, second and third anniversaries of the date of grant. Vesting is based upon continued employment through the vesting date. Dividends are paid on the restricted stock award shares.

(4)	The number set forth in this column reflects the number of Synovus stock options granted to each executive during 2006. The stock options vest over a three-year period, with one-third of the shares vesting on each of the first, second and third anniversaries of the date of grant. Vesting is based upon continued employment through the vesting date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
December 31, 2006

	Option Awards						Stock Awards
									Equity
									Incentive
									Plan
									Awards:
				Equity					Number	Equity
				Incentive			Number		of	Incentive Plan
				Plan			of		Unearned	Awards:
				Awards:			Shares	Market	Shares,	Market or
	Number of		Number of	Number of			or Units	Value of	Units or	Payout Value of
	Securities		Securities	Securities			of Stock	Shares or	Other	Unearned
	Underlying		Underlying	Underlying			That	Units of	Rights	Shares, Units or
	Unexercised		Unexercised	Unexercised	Option		Have	Stock That	That	Other Rights
	Options		Options	Unearned	Exercise	Option	Not	Have Not	Have Not	That Have Not
	(#)		(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Philip W. Tomlinson(1)	60,715		—	—	$18.38	06/30/07	—	—	59,130	$1,560,441

	75,600		—	—	20.83	01/12/08	44,033	$1,162,039	—	—

	64,787		—	—	22.88	02/08/09	—	—	—	—

	150		—	—	19.19	07/19/07	—	—	—	—

	35,543		—	—	18.06	01/19/10	—	—	—	—

	29,872		—	—	26.44	01/16/11	—	—	—	—

	—		500,000	—	28.99	05/09/11	—	—	—	—

	38,208		—	—	26.50	04/28/12	—	—	—	—

	58,189		—	—	25.70	01/20/14	—	—	—	—

	—		65,772	—	26.82	01/20/15	—	—	—	—

	—		93,714	—	27.67	01/30/16	—	—	—	—

	295,000	(2)	—	—	13.17	11/02/07	—	—	—	—

James B. Lipham(3)	19,948		—	—	22.88	02/08/09	4,728	124,772	—	—

	11,196		—	—	18.06	01/19/10	16,495	435,303	—	—

	15,600		—	—	26.44	01/16/11	—	—	—	—

	—		400,000	—	28.99	05/09/11	—	—	—	—

	13,302		—	—	26.50	04/28/12	—	—	—	—

	23,047		—	—	25.70	01/20/14	—	—	—	—

	—		12,164	—	26.82	01/20/15	—	—	—	—

	—		35,106	—	27.67	01/30/16	—	—	—	—

	60,000	(2)	—	—	13.17	11/02/07	—	—	—	—

M. Troy Woods(4)	26,568		—	—	20.83	01/12/08	8,696	229,487	41,739	1,101,492

	24,039		—	—	22.88	02/08/09	30,239	798,007	—	—

	13,115		—	—	18.06	01/19/10	—	—	—	—

	17,923		—	—	26.44	01/16/11	—	—	—	—

	—		400,000	—	28.99	05/09/11	—	—	—	—

	15,283		—	—	26.50	04/28/12	—	—	—	—

	27,578		—	—	25.70	01/20/14	—	—	—	—

	—		22,371	—	26.82	01/20/15	—	—	—	—

	—		64,359	—	27.67	01/30/16	—	—	—	—

	5,000	(2)	—	—	13.17	11/02/07	—	—	—	—

William A. Pruett(5)	31,518		—	—	18.38	06/30/07	5,446	143,720	—	—

	27,800		—	—	20.83	01/12/08	19,323	509,934	—	—

	24,039		—	—	22.88	02/08/09	—	—	—	—

	150		—	—	19.19	07/19/07	—	—	—	—

	13,115		—	—	18.06	01/19/10	—	—	—	—

	17,923		—	—	26.44	01/16/11	—	—	—	—

	—		400,000	—	28.99	05/09/11	—	—	—	—

	15,283		—	—	26.50	04/28/12	—	—	—	—

	27,578		—	—	25.70	01/20/14	—	—	—	—

	—		14,010	—	26.82	01/20/15	—	—	—	—

	—		41,125	—	27.67	01/30/16	—	—	—	—

	34,700	(2)	—	—	13.17	11/02/07	—	—	—	—

	Option Awards					Stock Awards
								Equity
								Incentive
								Plan
								Awards:
			Equity					Number	Equity
			Incentive			Number		of	Incentive Plan
			Plan			of		Unearned	Awards:
			Awards:			Shares	Market	Shares,	Market or
	Number of	Number of	Number of			or Units	Value of	Units or	Payout Value of
	Securities	Securities	Securities			of Stock	Shares or	Other	Unearned
	Underlying	Underlying	Underlying			That	Units of	Rights	Shares, Units or
	Unexercised	Unexercised	Unexercised	Option		Have	Stock That	That	Other Rights
	Options	Options	Unearned	Exercise	Option	Not	Have Not	Have Not	That Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Kenneth L. Tye(6)	10,200	—	—	22.88	02/08/09	4,810	126,936	—	—

	10,503	—	—	18.06	01/19/10	17,972	474,281	—	—

	15,268	—	—	26.44	01/16/11	—	—	—	—

	—	400,000	—	28.99	05/09/11	—	—	—	—

	13,019	—	—	26.50	04/28/12	—	—	—	—

	23,490	—	—	25.70	01/20/14	—	—	—	—

	—	12,374	—	26.82	01/20/15	—	—	—	—

	—	38,251	—	27.67	01/30/16	—	—	—	—

(1)	With respect to Mr. Tomlinson’s unexercisable stock options, the 500,000 share grant vests on May 10, 2008, the 65,772 share grant vests on January 21, 2008, and the 93,714 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. The 65,772 and 93,714 share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Mr. Tomlinson’s 44,033 share restricted stock award that has not vested, the award vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. In addition, the performance-based restricted stock award of 73,913 shares granted to Mr. Tomlinson in 2005 vests as follows: the restricted shares have seven one-year performance periods (2005-2011). During each performance period, the Compensation Committee establishes an earnings per share goal and, if such goal is attained during any performance period, 20% of the restricted shares will vest. As of December 31, 2006, 59,130 of the 73,913 shares have not vested.

(2)	Options pertain to shares of TSYS stock

(3)	With respect to Mr. Lipham’s unexercisable stock options, the 400,000 share grant vests on May 10, 2008, the 12,164 share grant vests on January 21, 2008, and the 35,106 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. The 12,164 and 35,106 share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Mr. Lipham’s restricted stock awards that have not vested, the 4,728 restricted share grant vests on January 21, 2008, and the 16,495 restricted share grant vests in three equal installments on January 31, 2007, January 31, 2008 and January 31, 2009.

(4)	With respect to Mr. Woods’ unexercisable stock options, the 400,000 share grant vests on May 10, 2008, the 22,371 share grant vests on January 21, 2008, and the 64,359 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. The 22,371 and 64,359 share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Mr. Woods’ restricted stock awards that have not vested, the 8,696 restricted share grant vests on January 21, 2008, and the 30,239 restricted share grant vests in three equal installments on January 31, 2007, January 31, 2008 and January 31, 2009. In addition, the performance-based restricted stock award of 52,174 shares granted to Mr. Woods in 2005 vests as follows: the restricted shares have seven one-year performance periods (2005-2011). During each performance period, the Compensation Committee establishes an earnings per share goal and, if such goal is attained during any performance period, 20% of the restricted shares will vest. As of December 31, 2006, 41,739 of the 52,174 shares have not vested.

(5)	With respect to Mr. Pruett’s unexercisable stock options, the 400,000 share grant vests on May 10, 2008, the 14,010 share grant vests on January 21, 2008, and the 41,125 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. The 14,010 and 41,125 share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Mr. Pruett’s restricted stock awards that have not vested, the 5,446 restricted share grant vests on January 21, 2008, and the 19,323 restricted share grant vests in three equal installments on January 31, 2007, January 31, 2008 and January 31, 2009.

(6)	With respect to Mr. Tye’s unexercisable stock options, the 400,000 share grant vests on May 10, 2008, the 12,374 share grant vests on January 21, 2008, and the 38,251 share grant vests in equal installments of one-third each on January 31, 2007, January 31, 2008 and January 31, 2009. The 12,374 and 38,251 share grants also vest upon retirement, death or disability, a change of control, or upon an involuntary termination not for cause. With respect to Mr. Tye’s restricted stock awards that have not vested, the 4,810 restricted share grant vests on January 21, 2008 and the 17,972 restricted share grant vests in three equal installments on January 31, 2007, January 31, 2008 and January 31, 2009.

POTENTIAL PAYOUTS UPON TERMINATION OR CHANGE-IN-CONTROL

TSYS has entered into change of control agreements with its named executive officers. Under these agreements, benefits are payable upon the occurrence of two events (also known as a “double trigger”). The first event is a change of control and the second event is the actual or constructive termination of the executive within two years following the date of the change of control. “Change of control” is defined, in general, as the acquisition of 20% of Synovus’ or TSYS’ stock by any “person” as defined under the Securities Exchange Act, turnover of more than one-third of the Board of Directors of Synovus or TSYS, or a merger of Synovus or TSYS with another company if the former shareholders of Synovus or TSYS own less than 60% of the surviving company. A spin-off of TSYS stock by Synovus or a transaction in which Synovus continues to own more than 50% of TSYS stock are excluded from the definition of change of control. For purposes of these agreements, a constructive termination is a material adverse reduction in an executive’s position, duties or responsibilities, relocation of the executive more than 35 miles from where the executive is employed, or a material reduction in the executive’s base salary, bonus or other employee benefit plans.

In the event payments are triggered under the agreements, each executive will receive three times his or her base salary as in effect prior to the termination, a percentage of his or her base salary equal to the average short-term incentive award percentage earned over the previous three calendar years prior to the termination, as well as a pro rata short-term incentive award calculated at target for the year of termination. These amounts are paid to the executive in a single lump-sum cash payment. Each executive will also receive health and welfare benefits for a three year period following the second triggering event. In addition, each executive will receive an amount that is designed to “gross-up” the executive for any excise taxes that are payable by the executive as a result of the payments under the agreement, but only if the total change of control payments to the executive exceed 110% of the applicable IRS cap. The following table quantifies the estimated amounts that would be payable under the change of control agreements, assuming the triggering events occurred on December 31, 2006.

		Average	Pro-Rata
		3-Yrs	Target
		Short-Term	Short-Term	Health &	Stock	Stock
	3x	Incentive	Incentive	Welfare	Award	Option	Excise Tax
	Base Salary	Award	Award	Benefits	Vesting	Vesting(1)	Gross-up(2)	Total

Philip W. Tomlinson	$1,956,000	$706,312	$652,000	$35,280	$2,722,480	$148,236	$489,965	$6,710,273
James B. Lipham	997,500	259,915	282,625	35,280	560,075	50,167	—	2,185,562
M. Troy Woods	1,374,000	473,251	458,000	35,280	2,128,986	101,653	264,478	4,835,648
William A. Pruett	1,188,000	309,553	336,600	35,280	653,654	58,664	—	2,581,751
Kenneth L. Tye	1,125,000	293,138	318,750	35,280	601,217	54,282	185,272	2,612,939

(1)	Estimated by multiplying number of options that vest upon change of control by difference in fair market value on December 31, 2006 and exercise price. Stock options also vest upon retirement, death, disability or involuntary termination of employment not for cause.

(2)	Estimated using entire amount in “Stock Award Vesting” and “Stock Option Vesting” columns and dividing the estimated excise tax amount by 43.55%, which percentage is designed to calculate the amount of gross-up payment necessary so the executive is placed in the same position as though the excise tax did not apply. No gross-up payment is made if change of control payments do not exceed applicable IRS cap by 110%.

Executives who receive these benefits are subject to a confidentiality obligation with respect to secret and confidential information about TSYS. There are no provisions regarding a waiver of this confidentiality obligation. No perquisites or other personal benefits are payable under the change of control agreements.

The Non-Qualified Deferred Compensation Table sets forth the amount and form of deferred compensation benefits that the named executive officers would be entitled to receive upon their termination of employment.

OPTION EXERCISES AND STOCK VESTED
for the Year Ended December 31, 2006

The following table sets forth the number and corresponding value realized during 2006 with respect to TSYS and Synovus stock options that were exercised and TSYS restricted shares that vested for each named executive officer.

	Option Awards		Stock Awards
	Number of Shares		Number of
	Acquired on	Value Realized	Shares Acquired	Value Realized
	Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Philip W. Tomlinson	25,000	$724,250	14,783	$294,921
	150	4,160	—	—
	125,000	2,803,750	—	—
James B. Lipham	24,980	724,170	—	—
	22,032	651,927	—	—
	150	4,170	—	—
	150	4,170	—	—
	50,000	1,123,500	—	—
	50,000	1,162,500	—	—
M. Troy Woods	150	4,271	10,435	208,178
	150	4,269	—	—
	50,000	1,121,500	—	—
William A. Pruett	150	4,175	—	—
Kenneth L. Tye	10,800	296,784	—	—
	150	4,199	—	—
	150	4,199	—	—

NONQUALIFIED DEFERRED COMPENSATION
for the Year Ended December 31, 2006

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)(1)	($)	($)

Philip W. Tomlinson	—	$199,080	$62,565	—	$713,550
James B. Lipham	—	60,275	18,221	—	206,539
M. Troy Woods	—	122,800	32,890	—	348,206
William A. Pruett	—	77,010	11,344	—	238,238
Kenneth L. Tye	—	66,500	21,894	—	218,938

(1)	The amount reported in this column is reported in the Summary Compensation Table for 2006 as “All Other Compensation.”

The Deferred Plan replaces benefits lost by executives under the qualified retirement plans due to IRS limits. Executives are also permitted to defer all or a portion of their base salary or short-term incentive award, although no named executive officers did so for the last fiscal year. Amounts deferred under the Deferred Plan are deposited into a rabbi trust, and executives are permitted to invest their accounts in mutual funds that are generally the same as the mutual funds available in the qualified 401(k) plan. Deferred Plan participants may elect to withdraw their accounts as of a specified date or upon their termination of employment. Distributions can be made in a single lump sum or in annual installments over a 2-10 year period, as elected by the executive.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

TSYS’ Board of Directors has adopted a written policy for the review, approval or ratification of certain transactions with related parties of TSYS, which policy is administered by the Corporate Governance and Nominating Committee. Transactions that are covered under the policy include any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which: (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) TSYS is a participant, and (3) any related party of TSYS (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owner of TSYS stock, or their immediate family members) has or will have a direct or indirect interest.

Among other factors considered by the Committee when reviewing the material facts of related party transactions, the Committee must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Certain categories of transactions have standing pre-approval under the policy, including the following:

•	the employment of non-executive officers who are immediate family members of a related party of TSYS so long as the annual compensation received by this person does not exceed $250,000, which employment is reviewed by the Committee at its next regularly scheduled meeting;

•	certain limited charitable contributions by TSYS, which transactions are reviewed by the Committee at its next regularly scheduled meeting; and

•	transactions between TSYS and Synovus, as these transactions are, in general, required by banking laws to be on substantially the same terms as those prevailing at the time for comparable transactions with non-related parties.

In addition, the policy does not apply to transactions which occurred, or in the case of ongoing transactions, transactions which began, prior to the date of the adoption of the policy by the TSYS Board.

Related Party Transactions

TSYS has entered into an agreement with CB&T with respect to the use of aircraft owned or leased by CB&T and W.C.B. Air L.L.C. CB&T and W.C.B. Air are parties to a Joint Ownership Agreement pursuant to which they jointly own or lease aircraft. W.C. Bradley Co. owns all of the limited liability company interests of W.C.B. Air. CB&T and W.C.B. Air have each agreed to pay fixed fees for each hour they fly the aircraft owned and/or leased pursuant to the Joint Ownership Agreement. TSYS paid CB&T $2,745,709 for its use of the aircraft during 2006, which was used by CB&T to satisfy its commitments under the Joint Ownership Agreement. The charges payable by TSYS to CB&T in connection with its use of this aircraft approximate charges available to unrelated third parties in the State of Georgia for use of comparable aircraft for commercial purposes. During 2006, TSYS also leased office space in Columbus, Georgia at fair market value from W.C. Bradley Co. for lease payments of $767,732. Also during 2006, W.C. Bradley Co. paid a subsidiary of TSYS $1,475,252 for various printing services. The charges for these services are comparable to charges between similarly situated unrelated third parties for similar services. James H. Blanchard, Chairman of the Executive Committee of TSYS and a director of Synovus, is a director of W.C. Bradley Co. James D. Yancey, a director of Synovus and TSYS and Chairman of the Board of CB&T, is a director of W.C. Bradley Co. John T. Turner, a director of W.C. Bradley Co., is a director of TSYS and CB&T. William B. Turner, Jr., John T. Turner’s brother, is an officer and director of W.C. Bradley Co. and is also a director of Synovus and CB&T. W. Walter Miller, Jr., a director of W.C. Bradley Co., is a director of TSYS. The payments to W.C. Bradley Co. by TSYS and the payments to TSYS by W.C. Bradley Co. represent less than 2% of W.C. Bradley Co.’s 2006 gross revenues.

During 2006, TSYS paid $760,610 to Communicorp, Inc. for printing, marketing and promotional services, which payments are comparable to payments between similarly situated third parties for similar services. Communicorp is a wholly owned subsidiary of Aflac Incorporated. Also during 2006, TSYS repurchased 820,800 of its shares from Aflac in a privately negotiated transaction for $16,416,000, which amount represented the fair market value of the TSYS stock on the date of the transaction. Kriss Cloninger III, a director of TSYS, is President and Chief Financial Officer of Aflac. The payments to Aflac (including Communicorp) by TSYS represent less than .12% of Aflac’s 2006 gross revenues.

During 2006, TSYS paid the Sea Island Company $125,708 for various hospitality services. Alfred W. Jones III, a director of TSYS and Synovus, is an officer, director and shareholder of the Sea Island Company. James H. Blanchard, Chairman of the Executive Committee of TSYS and a director of Synovus, is a director of the Sea Island Company. The charges for these services are comparable to charges to similarly situated third parties at similar facilities.

John Dale Hester, a son-in-law of Richard W. Ussery, a director of TSYS, was employed by TSYS as a senior director of sales and marketing during 2006. Mr. Hester received $152,795 in compensation during 2006. Mack Paul Daffin, Jr., a son-in-law of Philip W. Tomlinson, Chairman of the Board and Chief Executive Officer of TSYS, was employed by TSYS as a senior director of distributed technology during 2006. Mr. Daffin received $169,784 in compensation during 2006. Roderick Cowan Hunter, the son-in-law of director James D. Yancey, was employed by TSYS as a director of sales and marketing during 2006. Mr. Hunter received $143,181 in compensation during 2006. The compensation received by the employees listed above is determined under the standard compensation practices of TSYS.

With the exception of the repurchase by TSYS of shares of its stock from Aflac, none of the transactions described above required review, approval or ratification under TSYS’ Related Party Transaction Policy as they occurred or began prior to the adoption of the policy by the TSYS Board. The repurchase of shares of TSYS stock from Aflac was approved pursuant to the policy.

For a description of certain transactions between TSYS and its affiliated companies, upon whose boards of directors certain of TSYS’ directors also serve, see “Electronic Payment Processing Services Provided to CB&T and Certain of Synovus’ Subsidiaries; Other Agreements Between TSYS, Synovus, CB&T and Certain of Synovus’ Subsidiaries” on page 46.

Other Information About Board Independence

In addition to the information set forth under the caption “Related Party Transactions” above, the Board also considered the following relationships in evaluating the independence of TSYS’ independent directors and determined that none of the relationships constitute a material relationship with TSYS:

•	Synovus provided lending and/or other financial services to each of Messrs. Bradley, Cloninger, Harris, Illges (who retired as a director during 2006), Lampton, Miller, Page and Turner and Ms. Yarbrough, their immediate family members and/or their affiliated organizations during 2006 in the ordinary course of business and on substantially the same terms as those available to unrelated parties. These relationships meet the Board’s categorical standards for independence;

•	An immediate family member of each of Mr. Bradley and Ms. Yarbrough was compensated as a non-executive employee of Synovus during 2006, which employment was in accordance with the Board’s categorical standards for independence; and

•	Entities affiliated with Messrs. Cloninger, Clough and Driver and an immediate family member of Mr. Turner made payments to or received payments from TSYS and/or Synovus for property or services in the ordinary course of business during 2006, which payments did not approach the 2% of consolidated gross revenues threshold set forth in the Board’s categorical standards for independence.

RELATIONSHIPS BETWEEN TSYS, SYNOVUS, CB&T
AND CERTAIN OF SYNOVUS’ SUBSIDIARIES

Beneficial Ownership of TSYS Stock by CB&T

The following table sets forth the number of shares of TSYS stock beneficially owned by CB&T, the only known beneficial owner of more than 5% of the issued and outstanding shares of TSYS stock, as of December 31, 2006.

	Shares of TSYS Stock		Percentage of Outstanding Shares of
	Beneficially Owned		TSYS Stock Beneficially Owned
Name and Address of Beneficial Owner	as of 12/31/06		as of 12/31/06

Columbus Bank and Trust Company	159,630,980	(1)(2)	81.1%
1148 Broadway Columbus, Georgia 31901

(1)	CB&T individually owns these shares.

(2)	As of December 31, 2006, Synovus Trust Company, N.A., a wholly owned trust company subsidiary of CB&T, and the other banking, brokerage, investment advisory and trust company subsidiaries of Synovus held in various fiduciary or advisory capacities a total of 2,616,007 shares (1.3%) of TSYS stock. Of this total, Synovus Trust Company held 2,277,713 shares as to which it possessed sole voting power, 2,301,203 shares as to which it possessed sole investment power, 235,973 shares as to which it possessed shared voting power and 285,269 shares as to which it possessed shared investment power. The other banking, brokerage, investment advisory and trust company subsidiaries of Synovus held 735 shares as to which they possessed sole investment power. Synovus and its subsidiaries disclaim beneficial ownership of all shares of TSYS stock which are held by them in various fiduciary, advisory, non-advisory and agency capacities.

CB&T, by virtue of its individual ownership of 159,630,980 shares, or 81.1%, of the outstanding shares of TSYS stock on December 31, 2006 is able to, and intends to, elect a majority of TSYS’ Board of Directors. CB&T presently controls TSYS. Synovus presently controls CB&T.

Interlocking Directorates of TSYS, Synovus and CB&T

Four of the eighteen members of and nominees to serve on TSYS’ Board of Directors also serve as members of the Boards of Directors of Synovus and CB&T. They are Richard E. Anthony, Richard Y. Bradley, H. Lynn Page and James D. Yancey. James H. Blanchard, Gardiner W. Garrard, Jr., Alfred W. Jones III and Mason H. Lampton serve as directors of Synovus. John T. Turner serves as a director of CB&T.

Synovus Stock Ownership of Directors and Management

The following table sets forth the number of shares of Synovus stock beneficially owned by TSYS’ directors, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of December 31, 2006.

	Shares of	Shares of	Shares of
	Synovus	Synovus	Synovus
	Stock	Stock	Stock		Percentage of
	Beneficially	Beneficially	Beneficially	Total	Outstanding
	Owned with	Owned with	Owned with	Shares of	Shares of
	Sole Voting	Shared	Sole Voting	Synovus	Synovus
	and	Voting and	and No	Stock	Stock
	Investment	Investment	Investment	Beneficially	Beneficially
	Power	Power as of	Power as of	Owned as of	Owned as of
Name	as of 12/31/06	12/31/06	12/31/06	12/31/06(1)	12/31/06

Richard E. Anthony	576,559	187,754	83,245	1,185,228	*
James H. Blanchard	1,263,144	194,788	23,805	4,612,340	1
Richard Y. Bradley	30,984	84,887	1,000	116,871	*
Kriss Cloninger III	—	—	—	—	—
G. Wayne Clough	—	—	—	—	—
Walter W. Driver, Jr.	—	—	—	—	—

	Shares of	Shares of		Shares of
	Synovus	Synovus		Synovus
	Stock	Stock		Stock		Percentage of
	Beneficially	Beneficially		Beneficially	Total	Outstanding
	Owned with	Owned with		Owned with	Shares of	Shares of
	Sole Voting	Shared		Sole Voting	Synovus	Synovus
	and	Voting and		and No	Stock	Stock
	Investment	Investment		Investment	Beneficially	Beneficially
	Power	Power as of		Power as of	Owned as of	Owned as of
Name	as of 12/31/06	12/31/06		12/31/06	12/31/06(1)	12/31/06

Gardiner W. Garrard, Jr.	204,147	786,933		1,000	992,080	*
Sidney E. Harris	—	—		—	—	—
Alfred W. Jones III	11,392	—		1,000	12,392	*
Mason H. Lampton	98,295	178,981	(2)	1,000	278,276	*
James B. Lipham	10,918	—		—	105,714	*
W. Walter Miller, Jr.	36,135	3,402,541	(3)	—	3,832,979	1
H. Lynn Page	714,262	11,515		1,000	726,777	*
William A. Pruett	11,232	—		—	182,347	*
Philip W. Tomlinson	55,446	—		—	449,749	*
John T. Turner	448,077	2,791,979	(3)	—	3,240,056	1
Kenneth L. Tye	10,800	—		—	96,031	*
Richard W. Ussery	37,795	—		—	495,996	*
M. Troy Woods	1,052	138		—	147,150	*
James D. Yancey	909,979	87,532		1,000	1,829,240	1
Rebecca K. Yarbrough	48,764	12,499		—	61,263	*
Directors and Executive Officers as a Group (22 persons)	4,671,465	4,960,086		182,857	15,702,522	4.7

*	Less than one percent of the outstanding shares of Synovus stock.

(1)	The totals shown in the table above for the directors and executive officers of TSYS listed below include the following shares as of December 31, 2006: (a) under the heading “Stock Options” the number of shares of Synovus stock that each individual had the right to acquire within 60 days through the exercise of stock options, and (b) under the heading “Pledged Shares” the number of shares of Synovus stock that were pledged, including shares held in a margin account.

Name	Stock Options	Pledged Shares

Richard E. Anthony	337,670	9,675
James H. Blanchard	3,130,603	644,500
Gardiner W. Garrard, Jr.	—	147,077
Mason H. Lampton	—	58,275
James B. Lipham	94,796	—
W. Walter Miller, Jr.	15,383	45,250
H. Lynn Page	—	66,468
William A. Pruett	171,115	—
Philip W. Tomlinson	394,303	—
Kenneth L. Tye	85,231	—
Richard W. Ussery	458,201	—
M. Troy Woods	145,960	—
James D. Yancey	830,729	212,000

In addition, the other executive officers of TSYS had rights to acquire an aggregate of 224,123 shares of Synovus stock within 60 days through the exercise of stock options.

(2)	Includes 176,187 shares of Synovus stock held in a trust for which Mr. Lampton is not the trustee. Mr. Lampton disclaims beneficial ownership of these shares.

(3)	Includes 2,782,982 shares of Synovus stock held by a charitable foundation of which Mr. Miller’s spouse and Mr. Turner are among the trustees.

Electronic Payment Processing Services Provided to CB&T and Certain of Synovus’ Subsidiaries; Other Agreements Between TSYS, Synovus, CB&T and Certain of Synovus’ Subsidiaries

The terms of the transactions set forth below are comparable to those provided for between similarly situated unrelated third parties in similar transactions.

During 2006, TSYS provided electronic payment processing services to CB&T and certain of Synovus’ other banking subsidiaries. During 2006, TSYS derived $5,084,399 in revenues from CB&T and certain of Synovus’ other banking subsidiaries for the performance of electronic payment processing services and $6,537,385 in revenues from Synovus and its subsidiaries for the performance of other data processing, software and business process management services.

TSYS and Synovus are parties to Lease Agreements pursuant to which Synovus leased from TSYS office space for lease payments aggregating $1,061,840 during 2006.

TSYS and Synovus are parties to Management Agreements pursuant to which Synovus provides certain management services to TSYS. During 2006, these services included human resource services, maintenance services, security services, communications services, corporate education services, travel services, investor relations services, corporate governance services, legal services, regulatory and statutory compliance services, executive management services performed on behalf of TSYS by certain of Synovus’ officers and financial services. As compensation for management services provided during 2006, TSYS paid Synovus aggregate management fees of $8,892,681. Management fees are subject to future adjustments based upon charges at the time by unrelated third parties for comparable services.

During 2006, Synovus Trust Company served as Trustee of various employee benefit plans of TSYS. During 2006, TSYS paid Synovus Trust Company trustee’s fees under these plans of $826,249. Also during 2006, Synovus Investment Advisors, Inc., a subsidiary of Synovus, provided advisory services to various employee benefit plans of TSYS for advisory fees of $29,972.

During 2006, CB&T paid TSYS Total Debt Management, Inc., a subsidiary of TSYS, $541,375 for debt collection services.

During 2006, Columbus Depot Equipment Company, a wholly owned subsidiary of TSYS, and Synovus, CB&T and two of Synovus’ other subsidiaries were parties to Lease Agreements pursuant to which Synovus, CB&T and two of Synovus’ other subsidiaries leased from Columbus Depot Equipment Company computer related equipment for bankcard and bank data processing services for lease payments aggregating $9,380.

During 2006, Synovus and CB&T paid TSYS an aggregate of $1,823,624 for miscellaneous reimbursable items, such as data links, network services and postage, primarily related to processing services provided by TSYS.

During 2006, Synovus, CB&T and other Synovus subsidiaries paid to Columbus Productions, Inc., a wholly owned subsidiary of TSYS, $676,323 for printing services.

During 2006, CB&T leased office space from TSYS for lease payments of $39,405. In addition, TSYS leased furniture and equipment from CB&T during 2006 for lease payments of $101,592. Also during 2006, TSYS and its subsidiaries were paid $7,540,080 of interest by CB&T and certain of Synovus’ other banking subsidiaries in connection with deposit accounts with, and commercial paper purchased from, CB&T and certain of Synovus’ other banking subsidiaries. Furthermore, during 2006 TSYS paid CB&T and certain of Synovus’ other banking subsidiaries fees of $78,006 for the provision of other banking services.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires TSYS’ officers and directors, and persons who own more than ten percent of TSYS stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish TSYS with copies of all Section 16(a) forms they file.

To TSYS’ knowledge, based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, TSYS believes that during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that each of Mr. Blanchard, Mr. Page and Ms. Yarbrough reported one transaction late on one report.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for a shareholder proposal to be considered for inclusion in TSYS’ Proxy Statement for the 2008 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary of TSYS at the address below. The Corporate Secretary must receive the proposal no later than November 24, 2007. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:
Corporate Secretary
Total System Services, Inc.
1111 Bay Avenue, Suite 500
Columbus, Georgia 31901

For a shareholder proposal that is not intended to be included in TSYS’ Proxy Statement, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than December 24, 2007 and not later than February 7, 2008. The notice of a proposed item of business must provide information as required in the bylaws of TSYS which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own; and any material interest you have in the proposal.

The notice of a proposed director nomination must provide information as required in the bylaws of TSYS which, in general, require that the notice of a director nomination include your name, address and the number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve. A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.

GENERAL INFORMATION

Financial Information

Detailed financial information for TSYS and its subsidiaries for its 2006 fiscal year is included in TSYS’ 2006 Annual Report that is being mailed to TSYS’ shareholders together with this Proxy Statement.

Solicitation of Proxies

TSYS will pay the cost of soliciting proxies. Proxies may be solicited on behalf of TSYS by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means. TSYS will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.

Householding

The Securities and Exchange Commission’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. TSYS is not householding proxy materials for its shareholders of record in connection with its 2007 Annual Meeting. However, we have been notified that certain intermediaries will household proxy materials. If you hold your shares of TSYS stock through a broker or bank that has determined to household proxy materials:

•	Only one Annual Report and Proxy Statement will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary;

•	You can contact TSYS by calling (706) 649-5220 or by writing Investor Relations Manager, Total System Services, Inc., P.O. Box 120, Columbus, Georgia 31902 to request a separate copy of the Annual Report and Proxy Statement for the 2007 Annual Meeting and for future meetings or you can contact your bank or broker to make a similar request; and

•	You can request delivery of a single copy of Annual Reports or Proxy Statements from your bank or broker if you share the same address as another TSYS shareholder and your bank or broker has determined to household proxy materials.

The above Notice of Annual Meeting and Proxy Statement are sent by order of the TSYS Board of Directors.

Philip W. Tomlinson
Chairman of the Board and
Chief Executive Officer

March 23, 2007

APPENDIX A

TOTAL SYSTEM SERVICES, INC.

DIRECTOR INDEPENDENCE STANDARDS

The following independence standards have been approved by the Board of Directors and are included within TSYS’ Corporate Governance Guidelines.

A majority of the Board of Directors will be independent directors who meet the criteria for independence required by the NYSE. The Corporate Governance and Nominating Committee will make recommendations to the Board annually as to the independence of directors as defined by the NYSE. To be considered independent under the NYSE Listing Standards, the Board must determine that a director does not have any direct or indirect material relationship with the Company. The Board has established the following standards to assist it in determining director independence. A director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company or an immediate family member is, or has been within the last three years, an executive officer of the Company.

•	The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). (Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) is not taken into consideration under this independence standard).

•	(A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The following relationships will not be considered to be material relationships that would impair a director’s independence:

•	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services (including financial services) in an amount which, in the prior fiscal year, is less than the greater of $1 million, or 2% of such other company’s consolidated gross revenues. (In the event this threshold is exceeded, and where applicable in the standards set forth below, the three year “look back” period referenced above will apply to future independence determinations).

•	The director or an immediate family member of the director is a partner of a law firm that provides legal services to the Company and the fees paid to such law firm by the Company in the prior fiscal year were less than the greater of $1 million, or 2% of the law firm’s total revenues.

•	The director or an immediate family member of the director is an executive officer of a tax exempt organization and the Company’s contributions to the organization in the prior fiscal year were less than the greater of $1 million, or 2% of the organization’s consolidated gross revenues.

A-1

•	The director received less than $100,000 in direct compensation from the Company during the prior twelve month period, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director’s immediate family member received in his or her capacity as an employee of the Company (other than as an executive officer of the Company), less than $250,000 in direct compensation from the Company in the prior fiscal year, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director or an immediate family member of the director has, directly, in his or her individual capacities, or, indirectly, in his or her capacity as the owner of an equity interest in a company of which he or she is not an employee, lending relationships, deposit relationships or other banking relationships (such as depository, trusts and estates, private banking, investment banking, investment management, custodial, securities brokerage, insurance, cash management and similar services) with the Company provided that:

1) such relationships are in the ordinary course of business of the Company and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

2) no event of default has occurred under any extension of credit from an affiliate of the Company.

For relationships not described above or otherwise not covered in the above examples, a majority of the Company’s independent directors, after considering all of the relevant circumstances, may make a determination whether or not such relationship is material and whether the director may therefore be considered independent under the NYSE Listing Standards. The Company will explain the basis of any such determinations of independence in the next proxy statement.

For purposes of these independence standards an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

For purposes of these independence standards “Company” includes any parent or subsidiary in a consolidated group with the Company.

A-2

Total System Services, Inc.
2007 Omnibus Plan
Effective April 24, 2007

Total System Services, Inc.
2007 Omnibus Plan
Effective April 24, 2007
Article 1. Establishment, Purpose, and Duration
     1.1 Establishment. Total System Services, Inc. (hereinafter referred to as the “Company”) hereby establishes an incentive compensation plan to be known as Total System Services, Inc. 2007 Omnibus Plan (hereinafter referred to as the “Plan”), as set forth in this document.
     The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, and Other Stock-Based Awards.
     The Plan shall become effective on the date that it is approved by the Company’s shareholders (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
     1.2 Purpose of the Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders through Awards that give Employees and Directors a personal stake in the Company’s growth, development and financial success. Awards under the Plan will motivate Employees and Directors to devote their best efforts to the business of the Company. They will also help the Company attract and retain the services of Employees and Directors who are in a position to make significant contributions to the Company’s future success.
     1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan’s termination, no new Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions, including the terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) the date the Plan is adopted by the Board, or (b) the Effective Date.
     1.4 No More Grants Under Prior Plan. After the Effective Date, no more grants will be made under the Prior Plan.
Article 2. Definitions
     Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
2.1	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.
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2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 promulgated under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8	“Change of Control” means any of the following events: (a) the acquisition by any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company or a subsidiary or any Company employee benefit plan (including its trustee)), of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total number of shares of the Company’s then outstanding securities; (b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the total number of shares of the Company’s outstanding securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership,
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immediately prior to such Business Combination, of the total number of shares of the Company’s outstanding securities, (ii) no Person (excluding any corporation resulting from such Business Combination, or any employee benefit plan (including its trustee) of the Company or such corporation resulting from such Business Combination beneficially owns, directly or indirectly, 20% or more of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (iii) at least two-thirds (2/3) of the members of the board of directors of the Corporation resulting from such Business Combination.

A “Change of Control” shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction initiated by the Company in regard to converting from a publicly traded company to a privately held company.

For purposes of this Section 2.8 of the Plan only, “Company” shall be defined as Synovus Financial Corp. or Total System Services, Inc. Notwithstanding anything in the Plan to the contrary, a “Change of Control” of Total System Services, Inc. shall not result from (1) a spin-off of Total System Services, Inc. stock to Synovus Financial Corp. shareholders or (2) any transaction (including, without limitation, any transaction described in this Section 2.8 of the Plan) if Synovus Financial Corp. continues to own more than 50% of the total number of shares of Total System Services, Inc.’s outstanding securities.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11	“Company” means Total System Services, Inc., a Georgia corporation, and any successor thereto as provided in Article 19 herein.

2.12	“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the Performance Period, or (b) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.
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2.14	“Effective Date” has the meaning set forth in Section 1.1.

2.15	“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.16	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17	“Fair Market Value” or “FMV” means a price that is based on the closing price of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

2.18	“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7.

2.19	“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.22	“Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23	“Nonemployee Director” means a Director who is not an Employee.

2.24	“Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a
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Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.25	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.27	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.29	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30	“Performance-Based Compensation” with respect to Covered Employees, means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.31	“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.32	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.
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2.36	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37	“Plan” means the Total System Services, Inc. 2007 Omnibus Plan.

2.38	“Plan Year” means the calendar year.

2.39	“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8.

2.40	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.41	“Share” means a share of common stock of the Company, par value $.10 per share.

2.42	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.43	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
Article 3. Administration
     3.1 General. The Plan shall be administered by the Committee, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals or entities, any of which may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding on the Participants, the Company, and all other interested individuals.
     3.2 Authority of the Committee. The Committee is authorized and empowered to administer the Plan and, subject to the provisions of the Plan, shall have full power to (i) designate Employees and Directors to be recipients of Awards; (ii) determine the type and size of Awards; (iii) determine the terms and conditions of Awards; (iv) certify satisfaction of performance goals for purposes of satisfying the requirements of Code Section 162(m); (v) construe and interpret the terms of the Plan and any Award Agreement or other instrument entered into under the Plan; (vi) establish, amend, or waive rules and regulations for the Plan’s administration; (vii) subject to the provisions of Section 4.4., authorize conversion or substitution under the Plan of any or all outstanding option or other awards held by service providers of an entity acquired by the Company on terms determined by the Committee (without regard to limitations set forth in Section 6.3 and 7.5); (viii) subject to the provisions of Articles 15 and 17, amend the terms and conditions of any outstanding Award; (ix) grant Awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or similar arrangements of the Company; and (x) make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan.
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     3.3 Delegation. To the extent permitted by law and applicable rules of a stock exchange, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the type and size of any such Awards; provided, however: (i) the authority to make Awards to any Nonemployee Director or to any Employee who is considered an Insider may not be delegated; (ii) the resolution providing such authorization shall set forth the total number of Shares and Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
Article 4. Shares Subject to This Plan and Maximum Awards
     4.1 Number of Shares Available for Awards.
(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be 5,000,000 Shares.

(b)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be 5,000,000.

(c)	Subject to adjustment in Section 4.4, the maximum number of Shares of the Share Authorization that may be issued to Nonemployee Directors shall be 500,000 Shares, and no Nonemployee Director may be granted an Award covering more than 10,000 Shares in any Plan Year, except that this annual limit on Nonemployee Director Awards shall be increased to 50,000 Shares for any Nonemployee Director serving as Chairman of the Board; provided, however, that in the Plan Year in which an individual is first appointed or elected to the Board as a Nonemployee Director, such individual may be granted an Award covering up to an additional 50,000 Shares (a “New Nonemployee Director Award”).

(d)	Except with respect to a maximum of five percent (5%) of the Share Authorization, any Full Value Awards which vest on the basis of the Employee’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three- (3-) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a Performance Period of at least twelve (12) months.
     4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Further, any Shares withheld to satisfy tax withholding obligations on Awards issued under the Plan, Shares tendered to pay the
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exercise price of Awards under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be returned as available Shares under the Plan. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.
     4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:
(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be 4,000,000.

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be 4,000,000.

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be 2,000,000.

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be 2,000,000 Shares if such Award is payable in Shares, or equal to the value of 100,000 Shares if such Award is payable in cash or property other than Shares, determined as of the earlier of the vesting or the payout date, as applicable.

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed $2,000,000.00.

(f)	Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be 2,000,000.
     4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject
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to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, or other value determinations applicable to outstanding Awards, with the specific adjustments to be determined by the Committee in its sole discretion.
     The Committee shall make appropriate adjustments to any other terms of any outstanding Awards under this Plan to reflect such changes or distributions, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
     Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.
Article 5. Eligibility and Participation
     5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.
     5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time in its sole discretion, select from the individuals eligible to participate, those to whom Awards shall be granted.
Article 6. Stock Options
     6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.
     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.
     6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.
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     6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
     Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, or by complying with any alternative exercise procedures the Committee may authorize.
     6.6 Payment. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.
     Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
     Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.
     6.8 Termination of Employment/Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need
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not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
Article 7. Stock Appreciation Rights
     7.1 Grant of SARs. Subject to the terms and conditions of this Plan, Freestanding SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.
     Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
     The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.
     7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
     7.3 Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.
     7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
     7.5 Settlement of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.
     At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
     7.6 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the

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Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
     7.7 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.
Article 8. Restricted Stock and Restricted Stock Units
     8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.
     8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
     8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
     To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.
     8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

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“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Synovus Financial Corp. 2007 Omnibus Plan and a Restricted Stock Award Agreement entered into between the registered owner and Synovus Financial Corp. Copies of such Plan and Agreement are on file in the offices of Synovus Financial Corp., 1111 Bay Avenue, Suite 500, Columbus, Georgia, 31901.”
     8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
     8.6 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
     8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
Article 9. Performance Units/Performance Shares
     9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
     9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.
     9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

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     9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
     9.5 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
Article 10. Cash-Based Awards and Other Stock-Based Awards
     10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
     10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
     10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
     10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or any Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
     10.5 Termination of Employment/Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be

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determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
Article 11. Transferability of Awards
     11.1 Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.
     11.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).
Article 12. Performance Measures
     12.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:
(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Unit volume;

(q)	Working capital targets and change in working capital;

(r)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

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(s)	Asset growth;

(t)	Non-interest expense as a percentage of total expense;

(u)	Loan charge-offs as a percentage of total loans;

(v)	Number of cardholder, merchant and/or other customer accounts processed or converted; and

(w)	Successful negotiation or renewal of contracts with new or existing customers.
     Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.
     12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of achievement of Performance Measures may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
     12.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination, as the Committee determines.
     12.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.
Article 13. Nonemployee Director Awards
     From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: (i) the number of Board committees on which a Nonemployee Director serves; (ii) service of a Nonemployee Director as the chair of a Board committee; (iii)

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service of a Nonemployee Director as Chairman of the Board; or (iv) the initial selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the foregoing, the Board shall grant such Awards to Nonemployee Directors, as it shall from time to time determine.
Article 14. Dividends and Dividend Equivalents
     Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.
Article 15. Change of Control
     Notwithstanding any other provision of the Plan to the contrary, unless the Committee specifies otherwise in an Award Agreement, in the event of a Change of Control: (i) any Options and Stock Appreciation Rights which are outstanding immediately prior to the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; (ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; and (iii) the restrictions and deferral limitations and other conditions applicable to any other Awards under the Plan shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.
Article 16. Rights of Participants
     16.1 Employment/Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.
     Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
     16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.
     16.3 Rights as a Shareholder. Except as otherwise provided herein or in any Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

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Article 17. Amendment, Modification, Suspension, and Termination
     17.1 Amendment, Modification, Suspension, and Termination. Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, repurchased for cash when the Fair Market Value of a Share is lower than the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.
     17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events, other than those described in Section 4.4 hereof, affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
     17.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
     17.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.
Article 18. Withholding
     18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
     18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be
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irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 19. Successors
     All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 20. General Provisions
     20.1 Forfeiture Events.
(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee in its sole and exclusive discretion may require that any Participant reimburse the Company all or part of the amount of any payment in settlement of any Award granted hereunder.
     20.2 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
     20.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
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     20.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     20.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, the NYSE or other national securities exchanges as may be required.
     20.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
     20.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     20.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
     20.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan.

(b)	Determine which Employees or Directors outside the United States are eligible to participate in this Plan.

(c)	Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws.

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices.
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(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
     Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted that would violate applicable law.
     20.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
     20.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
     20.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
     20.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee annual incentive awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
     20.14 Deferred Compensation. Notwithstanding any other provision of the Plan, the Committee may cause any Award to comply with or to be exempt from Section 409A of the Code and may interpret this Plan in any manner necessary to ensure that Awards under the Plan comply with or are exempt from Section 409A of the Code. In the event that the Committee determines that an Award should comply with or be exempt from Section 409A and that a Plan provision or Award Agreement provision is necessary to ensure that such Award complies with or is exempt from Section 409A of the Code, such provision shall be deemed included in the Plan or such Award Agreement.
     20.15 Nonexclusivity of This Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

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     20.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
     20.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Georgia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Georgia to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
     20.18 Indemnification. Subject to requirements of Georgia law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the Participant in connection with or resulting from any claim, action, suit, or proceeding to which the Participant may be a party or in which the Participant may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the Participant in settlement thereof, with the Company’s approval, or paid by the Participant in satisfaction of any judgment in any such action, suit, or proceeding against the Participant, provided the Participant shall give the Company an opportunity, at its own expense, to handle and defend the same before the Participant undertakes to handle and defend it on the Participant’s own behalf, unless such loss, cost, liability, or expense is a result of the Participant’s own willful misconduct or except as expressly provided by statute.
     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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Synovus Financial Corp.
2007 Omnibus Plan
Effective April 25, 2007

Synovus Financial Corp.
2007 Omnibus Plan
Effective April 25, 2007
Article 1. Establishment, Purpose, and Duration
     1.1 Establishment. Synovus Financial Corp. (hereinafter referred to as the “Company”) hereby establishes an incentive compensation plan to be known as Synovus Financial Corp. 2007 Omnibus Plan (hereinafter referred to as the “Plan”), as set forth in this document.
     The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, and Other Stock-Based Awards.
     The Plan shall become effective on the date that it is approved by the Company’s shareholders (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
     1.2 Purpose of the Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders through Awards that give Employees and Directors a personal stake in the Company’s growth, development and financial success. Awards under the Plan will motivate Employees and Directors to devote their best efforts to the business of the Company. They will also help the Company attract and retain the services of Employees and Directors who are in a position to make significant contributions to the Company’s future success.
     1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan’s termination, no new Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions, including the terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) the date the Plan is adopted by the Board, or (b) the Effective Date.
     1.4 No More Grants Under Prior Plan. After the Effective Date, no more grants will be made under the Prior Plan.
Article 2. Definitions
     Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
2.1	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

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2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee annual incentive awards, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 promulgated under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

2.8	“Change of Control” means any of the following events: (a) the acquisition by any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company or a subsidiary or any Company employee benefit plan (including its trustee)), of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total number of shares of the Company’s then outstanding securities; (b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the total number of shares of the Company’s outstanding securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership,

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immediately prior to such Business Combination, of the total number of shares of the Company’s outstanding securities, (ii) no Person (excluding any corporation resulting from such Business Combination, or any employee benefit plan (including its trustee) of the Company or such corporation resulting from such Business Combination beneficially owns, directly or indirectly, 20% or more of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (iii) at least two-thirds (2/3) of the members of the board of directors of the Corporation resulting from such Business Combination.

A “Change of Control” shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction initiated by the Company in regard to converting from a publicly traded company to a privately held company.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11	“Company” means Synovus Financial Corp., a Georgia corporation, and any successor thereto as provided in Article 19 herein.

2.12	“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the Performance Period, or (b) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.

2.14	“Effective Date” has the meaning set forth in Section 1.1.

2.15	“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such

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individual is subsequently determined to have been, or is subsequently retroactively reclassified as, a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

2.16	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17	“Fair Market Value” or “FMV” means a price that is based on the closing price of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

2.18	“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7.

2.19	“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.20	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.21	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.22	“Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23	“Nonemployee Director” means a Director who is not an Employee.

2.24	“Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.25	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

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2.27	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.29	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30	“Performance-Based Compensation” with respect to Covered Employees, means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.31	“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.32	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.34	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.36	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.37	“Plan” means the Synovus Financial Corp. 2007 Omnibus Plan.

2.38	“Plan Year” means the calendar year.

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2.39	“Prior Plan” means the Synovus Financial Corp. 2000 Long-Term Incentive Plan and the Synovus Financial Corp. 2002 Long-Term Incentive Plan.

2.40	“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8.

2.41	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

2.42	“Share” means a share of common stock of the Company, par value $1.00 per share.

2.43	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.44	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
Article 3. Administration
     3.1 General. The Plan shall be administered by the Committee, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals or entities, any of which may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding on the Participants, the Company, and all other interested individuals.
     3.2 Authority of the Committee. The Committee is authorized and empowered to administer the Plan and, subject to the provisions of the Plan, shall have full power to (i) designate Employees and Directors to be recipients of Awards; (ii) determine the type and size of Awards; (iii) determine the terms and conditions of Awards; (iv) certify satisfaction of performance goals for purposes of satisfying the requirements of Code Section 162(m); (v) construe and interpret the terms of the Plan and any Award Agreement or other instrument entered into under the Plan; (vi) establish, amend, or waive rules and regulations for the Plan’s administration; (vii) subject to the provisions of Section 4.4., authorize conversion or substitution under the Plan of any or all outstanding option or other awards held by service providers of an entity acquired by the Company on terms determined by the Committee (without regard to limitations set forth in Section 6.3 and 7.5); (viii) subject to the provisions of Articles 15 and 17, amend the terms and conditions of any outstanding Award; (ix) grant Awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or similar arrangements of the Company; and (x) make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan.
     3.3 Delegation. To the extent permitted by law and applicable rules of a stock exchange, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the type and size of any such Awards; provided, however: (i) the authority to make Awards to any Nonemployee Director or to any Employee who is considered an

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Insider may not be delegated; (ii) the resolution providing such authorization shall set forth the total number of Shares and Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
Article 4. Shares Subject to This Plan and Maximum Awards
     4.1 Number of Shares Available for Awards.
(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan (the “Share Authorization”) shall be:
(i)	18,000,000 Shares, plus

(ii)	The number of Shares subject to outstanding awards under the Prior Plan as of the Effective Date, that, after the Effective Date, cease to be outstanding other than by reason of their having been exercised for, or settled in, vested and nonforfeitable Shares.
(b)	The maximum number of Shares of the Share Authorization that may be issued pursuant to Full Value Awards under this Plan shall be 9,000,000.

(c)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be 9,000,000.

(d)	Subject to adjustment in Section 4.4, the maximum number of Shares of the Share Authorization that may be issued to Nonemployee Directors shall be 500,000 Shares, and no Nonemployee Director may be granted an Award covering more than 10,000 Shares in any Plan Year, except that this annual limit on Nonemployee Director Awards shall be increased to 50,000 Shares for any Nonemployee Director serving as Chairman of the Board; provided, however, that in the Plan Year in which an individual is first appointed or elected to the Board as a Nonemployee Director, such individual may be granted an Award covering up to an additional 50,000 Shares (a “New Nonemployee Director Award”).

(e)	Except with respect to a maximum of five percent (5%) of the Share Authorization, any Full Value Awards which vest on the basis of the Employee’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three- (3-) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a Performance Period of at least twelve (12) months.
     4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not

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involving Shares, shall be available again for grant under this Plan. However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Further, any Shares withheld to satisfy tax withholding obligations on Awards issued under the Plan, Shares tendered to pay the exercise price of Awards under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be returned as available Shares under the Plan. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.
     4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:
(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be 4,000,000.

(b)	SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be 4,000,000.

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be 2,000,000.

(d)	Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be 2,000,000 Shares if such Award is payable in Shares, or equal to the value of 100,000 Shares if such Award is payable in cash or property other than Shares, determined as of the earlier of the vesting or the payout date, as applicable.

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed $2,000,000.00.

(f)	Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be 2,000,000.
     4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, number of outstanding Shares or

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distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, or other value determinations applicable to outstanding Awards, with the specific adjustments to be determined by the Committee in its sole discretion.
     The Committee shall make appropriate adjustments to any other terms of any outstanding Awards under this Plan to reflect such changes or distributions, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
     Subject to the provisions of Article 17 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.
Article 5. Eligibility and Participation
     5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.
     5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time in its sole discretion, select from the individuals eligible to participate, those to whom Awards shall be granted.
Article 6. Stock Options
     6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.
     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

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     6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.
     6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.
     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.
     Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, or by complying with any alternative exercise procedures the Committee may authorize.
     6.6 Payment. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.
     Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
     Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.
     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

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     6.8 Termination of Employment/Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
Article 7. Stock Appreciation Rights
     7.1 Grant of SARs. Subject to the terms and conditions of this Plan, Freestanding SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.
     Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.
     The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.
     7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
     7.3 Term of SAR. The term of a SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.
     7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
     7.5 Settlement of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.
     At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

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     7.6 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
     7.7 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.
Article 8. Restricted Stock and Restricted Stock Units
     8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.
     8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
     8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.
     To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.
     8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan

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may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:
“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Synovus Financial Corp. 2007 Omnibus Plan and a Restricted Stock Award Agreement entered into between the registered owner and Synovus Financial Corp. Copies of such Plan and Agreement are on file in the offices of Synovus Financial Corp., 1111 Bay Avenue, Suite 500, Columbus, Georgia, 31901.”
     8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
     8.6 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
     8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.
Article 9. Performance Units/Performance Shares
     9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
     9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.
     9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

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     9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
     9.5 Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
Article 10. Cash-Based Awards and Other Stock-Based Awards
     10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
     10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
     10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
     10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or any Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
     10.5 Termination of Employment/Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be

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determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
Article 11. Transferability of Awards
     11.1 Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.
     11.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).
Article 12. Performance Measures
     12.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:
(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Unit volume;

(q)	Working capital targets and change in working capital;

(r)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

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(s)	Asset growth;

(t)	Non-interest expense as a percentage of total expense;

(u)	Loan charge-offs as a percentage of total loans;

(v)	Number of cardholder, merchant and/or other customer accounts processed or converted; and

(w)	Successful negotiation or renewal of contracts with new or existing customers.
     Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.
     12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of achievement of Performance Measures may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
     12.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination, as the Committee determines.
     12.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.
Article 13. Nonemployee Director Awards
     From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as any additional amount(s), if any, to be awarded, also on a periodic, nondiscriminatory basis, based on each of the following: (i) the number of Board committees on which a Nonemployee Director serves; (ii) service of a Nonemployee Director as the chair of a Board committee; (iii)

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service of a Nonemployee Director as Chairman of the Board; or (iv) the initial selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the foregoing, the Board shall grant such Awards to Nonemployee Directors, as it shall from time to time determine.
Article 14. Dividends and Dividend Equivalents
     Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.
Article 15. Change of Control
     Notwithstanding any other provision of the Plan to the contrary, unless the Committee specifies otherwise in an Award Agreement, in the event of a Change of Control: (i) any Options and Stock Appreciation Rights which are outstanding immediately prior to the date such Change of Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; (ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant; and (iii) the restrictions and deferral limitations and other conditions applicable to any other Awards under the Plan shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.
Article 16. Rights of Participants
     16.1 Employment/Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.
     Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
     16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.
     16.3 Rights as a Shareholder. Except as otherwise provided herein or in any Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

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Article 17. Amendment, Modification, Suspension, and Termination
     17.1 Amendment, Modification, Suspension, and Termination. Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, repurchased for cash when the Fair Market Value of a Share is lower than the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.
     17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events, other than those described in Section 4.4 hereof, affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
     17.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 17.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
     17.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.
Article 18. Withholding
     18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
     18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be

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irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 19. Successors
     All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 20. General Provisions
     20.1 Forfeiture Events.
(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee in its sole and exclusive discretion may require that any Participant reimburse the Company all or part of the amount of any payment in settlement of any Award granted hereunder.
     20.2 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
     20.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

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     20.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     20.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, the NYSE or other national securities exchanges as may be required.
     20.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
     20.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
     20.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
     20.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan.

(b)	Determine which Employees or Directors outside the United States are eligible to participate in this Plan.

(c)	Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws.

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to this Plan document as appendices.

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(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
     Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted that would violate applicable law.
     20.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
     20.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Subsidiaries and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
     20.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
     20.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee annual incentive awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
     20.14 Deferred Compensation. Notwithstanding any other provision of the Plan, the Committee may cause any Award to comply with or to be exempt from Section 409A of the Code and may interpret this Plan in any manner necessary to ensure that Awards under the Plan comply with or are exempt from Section 409A of the Code. In the event that the Committee determines that an Award should comply with or be exempt from Section 409A and that a Plan provision or Award Agreement provision is necessary to ensure that such Award complies with or is exempt from Section 409A of the Code, such provision shall be deemed included in the Plan or such Award Agreement.
     20.15 Nonexclusivity of This Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

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     20.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
     20.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Georgia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Georgia to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.
     20.18 Indemnification. Subject to requirements of Georgia law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by the Participant in connection with or resulting from any claim, action, suit, or proceeding to which the Participant may be a party or in which the Participant may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the Participant in settlement thereof, with the Company’s approval, or paid by the Participant in satisfaction of any judgment in any such action, suit, or proceeding against the Participant, provided the Participant shall give the Company an opportunity, at its own expense, to handle and defend the same before the Participant undertakes to handle and defend it on the Participant’s own behalf, unless such loss, cost, liability, or expense is a result of the Participant’s own willful misconduct or except as expressly provided by statute.
     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW.

		For All		For All
		Nominees	Withhold	Except			FOR	AGAINST	ABSTAIN
1.	To elect the following individuals as directors to serve until the Annual Meeting of Shareholders in 2010: (01) Richard E. Anthony (02) Sidney E. Harris (03) Alfred W. Jones III (04) Mason H. Lampton (05) John T. Turner (06) M. Troy Woods (07) James D. Yancey (08) Rebecca K. Yarbrough	☐	☐	☐	3.	To approve the Synovus Financial Corp. 2007 Omnibus Plan (TSYS is an 81% subsidiary of Synovus).	☐	☐	☐

							FOR	AGAINST	ABSTAIN
	Note: If you do not wish your shares voted “For” a particular nominee, mark the “For All Except” box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s) in the list above.				4.	To ratify the appointment of KPMG LLP as TSYS’ independent auditor for the year 2007.	☐	☐	☐

2.	To approve the Total System Services, Inc. 2007 Omnibus Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐	Choose MLINKsm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where
						step-by-step instructions will prompt you through enrollment.
	The undersigned hereby acknowledges receipt of NOTICE of the ANNUAL MEETING and the PROXY STATEMENT and hereby revokes all Proxies previously given by the undersigned for the ANNUAL MEETING.
               PLEASE BE SURE TO SIGN AND DATE THIS PROXY.
               Shareholder sign here                                          Co-owner sign here                                               Date

Δ FOLD AND DETACH HERE Δ
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/tss		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement
on the Internet at http://annualreport.tsys.com/

PROXY	TOTAL SYSTEM SERVICES, INC. POST OFFICE BOX 2506, COLUMBUS, GEORGIA 31902-2506	PROXY
ANNUAL MEETING OF SHAREHOLDERS OF TSYS TO BE HELD APRIL 24, 2007
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TSYS
The undersigned shareholder of Total System Services, Inc. hereby appoints James B. Lipham and Dorenda K. Weaver as Proxies, each of them singly and each with power of substitution, to vote all shares of Common Stock of TSYS of the undersigned or with respect to which the undersigned is entitled to vote on February 20, 2007 at the ANNUAL MEETING OF THE SHAREHOLDERS OF TSYS to be held on the 24th day of April, 2007, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present.
The Board of Directors is not aware of any matters likely to be presented for action at the Annual Meeting of Shareholders of TSYS, other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgement. This Proxy is revocable at any time prior to its use.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
IF YOU DO NOT VOTE BY PHONE OR OVER THE INTERNET, PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Please mark, date and sign exactly as your name appears on the proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, custodian, or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.
Address Change/Comments (Mark the corresponding box on the reverse side)
▲ FOLD AND DETACH HERE ▲